ASSET PURCHASE AGREEMENT

                        FOR THE PURCHASE OF THE ASSETS OF

                          ITF OPTICAL TECHNOLOGIES INC.





                              MCCARTHY TETRAULT LLP

                                  APRIL 4, 2006




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                                TABLE OF CONTENTS


1.    INTERPRETATION...........................................................2

   1.1      DEFINITIONS........................................................2
   1.2      HEADINGS...........................................................8
   1.3      EXTENDED MEANINGS..................................................9
   1.4      STATUTORY REFERENCES...............................................9
   1.5      ACCOUNTING PRINCIPLES..............................................9
   1.6      CURRENCY...........................................................9

2.    PURCHASE AND SALE........................................................9

   2.1      MANUFACTURING ASSETS TO BE SOLD AND PURCHASED......................9
   2.2      R&D ASSETS TO BE SOLD AND PURCHASED...............................11
   2.3      EXCLUDED ASSETS...................................................11
   2.4      PURCHASE PRICE....................................................12
   2.5      OBLIGATIONS AND LIABILITIES ASSUMED...............................13
   2.6      OBLIGATIONS AND LIABILITIES NOT ASSUMED...........................14
   2.7      ELECTIONS.........................................................14
   2.8      MANARIS SHARES....................................................14

3.    SELLER'S REPRESENTATIONS AND WARRANTIES.................................16

   3.1      ORGANIZATION......................................................16
   3.2      AUTHORITY.........................................................17
   3.3      FINANCIAL.........................................................18
   3.4      TAX MATTERS.......................................................18
   3.5      ABSENCE OF CHANGES................................................18
   3.6      CONDUCT OF PURCHASED BUSINESS.....................................18
   3.7      ASSETS............................................................18
   3.8      LEASED PREMISES...................................................18
   3.9      CONTRACTS, AGREEMENTS AND COMMITMENTS.............................18
   3.10     INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS..................18
   3.11     EMPLOYEES.........................................................18
   3.12     EMPLOYEE BENEFITS.................................................18
   3.13     COMPETITIVE BUSINESS..............................................18
   3.14     INTELLECTUAL PROPERTY RIGHTS......................................18
   3.15     PRODUCT WARRANTY..................................................18
   3.16     PRODUCTS..........................................................18
   3.17     PRODUCT LIABILITY.................................................18
   3.18     ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.......................18
   3.19     LITIGATION........................................................18
   3.20     FEES..............................................................18

4.    SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES.....................18


5.    AVENSYS' REPRESENTATIONS AND WARRANTIES.................................18

   5.1      ORGANIZATION......................................................18
   5.2      AUTHORITY.........................................................18
   5.3      FINANCIAL.........................................................18
   5.4      TAX MATTERS.......................................................18
   5.5      ABSENCE OF CHANGES................................................18
   5.6      CONDUCT OF AVENSYS' BUSINESS......................................18
   5.7      INTELLECTUAL PROPERTY RIGHTS......................................18
   5.8      ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.......................18
   5.9      LITIGATION........................................................18

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   5.10     FEES..............................................................18

6.    AVENSYS LAB' REPRESENTATIONS AND WARRANTIES.............................18

   6.1      ORGANIZATION......................................................18
   6.2      AUTHORITY.........................................................18
   6.3      FINANCIAL.........................................................18
   6.4      TAX MATTERS.......................................................18
   6.5      ABSENCE OF CHANGES................................................18
   6.6      CONDUCT OF AVENSYS LAB'S BUSINESS.................................18
   6.7      INTELLECTUAL PROPERTY RIGHTS......................................18
   6.8      ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.......................18
   6.9      LITIGATION........................................................18
   6.10     FEES..............................................................18

7.    MANARIS' REPRESENTATIONS AND WARRANTIES.................................18

   7.1      ORGANIZATION......................................................18
   7.2      AUTHORITY.........................................................18
   7.3      SEC FILINGS.......................................................18

8.    SURVIVAL OF AVENSYS, AVENSYS LAB AND MANARIS' REPRESENTATIONS
      AND WARRANTIES..........................................................18


9.    PREFERRED HOLDERS' REPRESENTATIONS AND WARRANTIES.......................18

   9.1      ACCREDITED INVESTOR...............................................18
   9.2      GUARANTEE.........................................................18
   9.3      SURVIVAL..........................................................18

10.      COVENANTS............................................................18

   10.1     EMPLOYEES.........................................................18
   10.2     COVENANTS OF THE SELLERS..........................................18
   10.3     COVENANTS OF AVENSYS, AVENSYS LAB AND MANARIS.....................18
   10.4     ACCESS TO BOOKS AND RECORDS AND FINANCIAL STATEMENTS..............18

11.      CONDITIONS OF CLOSING................................................18

   11.1     CONDITIONS FOR THE BENEFIT OF THE PURCHASERS......................18
   11.2     CONDITIONS FOR THE BENEFIT OF THE SELLER..........................18

12.      INDEMNIFICATION......................................................18

   12.1     INDEMNIFICATION BY THE SELLER.....................................18
   12.2     INDEMNIFICATION BY AVENSYS, AVENSYS LAB OR MANARIS................18
   12.3     MATTERS INVOLVING THIRD PARTIES...................................18
   12.4     DE MINIMUS LIABILITY..............................................18
   12.5     SELLER'S MAXIMUM LIABILITY........................................18
   12.6     MAXIMUM LIABILITY OF AVENSYS, AVENSYS LAB AND MANARIS.............18
   12.7     CONSEQUENTIAL DAMAGES.............................................18

13.      GENERAL..............................................................18

   13.1     FURTHER ASSURANCES................................................18
   13.2     TIME OF THE ESSENCE...............................................18
   13.3     COMMISSIONS.......................................................18
   13.4     PROFESSIONAL FEES.................................................18
   13.5     PUBLIC ANNOUNCEMENTS..............................................18
   13.6     BENEFIT OF THE AGREEMENT..........................................18
   13.7     ENTIRE AGREEMENT..................................................18
   13.8     AMENDMENTS AND WAIVER.............................................18

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   13.9     ASSIGNMENT........................................................18
   13.10    NOTICES...........................................................18
   13.11    GOVERNING LAW.....................................................18
   13.12    JURISDICTION......................................................18
   13.13    AGENT FOR SERVICE.................................................18
   13.14    COUNTERPARTS......................................................18
   13.15    DELIVERY AND ACCEPTANCE...........................................18





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ASSET PURCHASE AGREEMENT made as of April 4, 2006.


         BETWEEN: AVENSYS INC., ("AVENSYS") a company incorporated under Part
                  1A of the Companies Act (Quebec), having its head office at
                  880, Selkirk, Pointe-Claire, Quebec H9R 3S3, herein acting and represented by its duly authorized representative as he so declares;
            AND:  AVENSYS LABORATORIES INC., ("AVENSYS LAB") a company incorporated under Part 1A of the Companies Act (Quebec),
                  having its head office at 247, boulevard Thibeau,
                  Trois-Rivieres, Quebec G8T 6X9, herein acting and represented by its duly authorized representative as he so declares;
                  (AVENSYS and AVENSYS LAB are herein collectively referred to as the "PURCHASERS")
            AND:  ITF OPTICAL TECHNOLOGIES INC., (the "SELLER") a company incorporated under Part 1A of the Companies Act (Quebec),
                  having its head office at 400, Montpellier, Saint-Laurent,
                  Quebec H4N 2G7, herein acting and represented by its duly
                  authorized representative as he so declares,
            AND:  MANARIS CORPORATION, ("MANARIS") a corporation incorporated under the laws of the state of Nevada, having a place of
                  business at 1155 Rene-Levesque West, Suite 2720, Montreal,
                  Quebec H3B 2K8, herein acting and represented by its duly
                  authorized representative as he so declares,
            AND   INVESTISSEMENT TECHNOLOGIE (3599) INC., ("3599") a
    INTERVENING:  company incorporated under Part 1A of the
                  Companies Act (Quebec) having its head office at 600, de la
                  Gauchetiere West, Suite 1500, Montreal, Quebec H3B 4L8, herein acting and represented by its duly authorized representative as he so declares,
            AND   ONTARIO TEACHERS' PENSION PLAN, ("OTPP") a
    INTERVENING:  corporation governed by the laws of the Province of Ontario, having its head office at 5650, Yonge Street, Toronto, Ontario
                  M2M 4H5, herein acting and represented by its duly authorized representative as he so declares,
            AND   CELTIC HOUSE VENTURE PARTNERS FUND IIA LP,
    INTERVENING:  ("CELTIC") a limited partnership formed under the laws of
                  Ontario having its head office at 303 Terry Fox Drive, Suite
                  120, Kanata, Ontario K2K 3J1, represented by Celtic House
                  General Partner (Fund IIA) Inc., its general partner, herein acting and represented by its duly authorized representative as he so declares,
            AND   GTI V LIMITED PARTNERSHIP, ("GTI V") a limited
    INTERVENING:  partnership formed under the laws of the Province of Quebec having its head office at 255 Saint-Jacques Street, 2nd Floor, Montreal, Quebec H2Y 1M6, represented by its general partner
                  GTI V Inc., a corporation incorporated under the laws of the Province of Quebec, herein acting and represented by its duly authorized representative as he so declares,

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            AND   GTI V (NR) LIMITED PARTNERSHIP, ("GTI V (NR)") a
    INTERVENING:  limited partnership formed under the laws of the Province of
                  Quebec having its head office at 255 Saint-Jacques Street, 2nd
                  Floor, Montreal, Quebec H2Y 1M6, represented by its general partner GTI V (NR) Inc., a corporation incorporated under the laws of the Province of Quebec, herein acting and represented by its duly authorized representative as he so declares,
            AND   BAY TECH VENTURE CAPITAL GMBH & CO. KG., ("BAY
    INTERVENING:  TECH") a limited partnership incorporated under the laws of
                  Germany having its head office at Brienner Strasse 24, 80333, Munich, Germany, herein acting and represented by its duly authorized representative as he so declares, (3599, OTPP, Celtic, GTI V, GTI V (NR) and Bay Tech collectively referred as the "PREFERRED HOLDERS")


WHEREAS the Seller carries on a business of manufacturing of all-fiber photonics solutions for industrial, military, terrestrial and undersea systems (the "PURCHASED BUSINESS");

AND WHEREAS the Seller also conducts R&D activities with respect to the Purchased Business;

AND WHEREAS the Seller desires to sell and the Purchasers desire to purchase certain assets of the Seller pertaining to the Purchased Business upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

1.    INTERPRETATION

      1.1   DEFINITIONS

            In this Agreement, unless something in the subject matter or context is inconsistent therewith:

            1.1.1 "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, interest, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable legal and accounting fees and expenses;

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            1.1.2       "AGREEMENT" means this agreement and all amendments made
                        hereto by written agreement between the Purchasers, the Seller and Manaris;

            1.1.3 "ASSETS" means collectively the Manufacturing Assets and the R&D Assets;

            1.1.4       "ASSUMED LIABILITIES" has the meaning set forth in
                        Section 2.5;

            1.1.5 "AVENSYS' ASSETS" means the undertaking and all of the assets of Avensys' Business of every kind and description and wheresoever situated;

            1.1.6 "AVENSYS' BUSINESS" means the business carried on by Avensys which includes the business of environmental monitoring of air, water, soil, buildings and materials;

            1.1.7 "AVENSYS' FINANCIAL STATEMENTS" means the unaudited, unconsolidated financial statements of Avensys for the twelve-month period ended on December 31, 2005, a copy of which is attached to Section 1.1.7 of the Purchasers' Disclosure Schedule;

            1.1.8 "AVENSYS' PRODUCTS" means any products (including custom made products), as well as all software, source codes, object codes and any related documentation or manuals, developed, manufactured or owned by Avensys and which may be necessary or useful in the conduct of the Avensys' Business;

            1.1.9 "AVENSYS LAB'S ASSETS" means the undertaking and all of the assets of Avensys Lab's Business of every kind and description and wheresoever situated;

            1.1.10 "AVENSYS LAB'S BUSINESS" means the business carried on by Avensys Lab which includes R&D activities in the field of optical components and instrumentation as well as packaged fiber-based sensors;

            1.1.11 "AVENSYS LAB'S FINANCIAL STATEMENTS" means the unaudited, unconsolidated financial statements of Avensys Lab for the seven-month period ended on December 31, 2005, a copy of which is attached to Section 1.1.11 of the Purchasers' Disclosure Schedule;

            1.1.12 "AVENSYS LAB'S PRODUCTS" means any products (including custom made products), as well as all software, source codes, object codes and any related documentation or manuals, developed, manufactured or owned by Avensys Lab and which may be necessary or useful in the conduct of the Avensys Lab's Business;

            1.1.13      "AVENSYS LAB SHARES" has the meaning set forth in
                        Section 2.4.2;

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            1.1.14      "BUSINESS DAY" means a day other than a Saturday, Sunday
                        or statutory holiday in Montreal (Quebec);

            1.1.15 "BUSINESS INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.14.1, with respect to the Seller,
                        Section 5.7.1 with respect to Avensys and Section 6.7.1 with respect to Avensys Lab;

            1.1.16 "CLAIM" means any demand, action, suit, proceeding, claim, assessment, damage, loss, fines, penalties, liabilities, cost or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fee and disbursements), judgment or settlement or compromise relating thereto;

            1.1.17 "CLOSING DATE" means April 13, 2006 or such other date as may be agreed to by the Purchasers, the Seller and Manaris;

            1.1.18 "CONTAMINANTS" means any substance, matter, waste, pollutant, hazardous, toxic or deleterious substance, dangerous goods or contaminant of any kind defined or regulated under any Environmental Law;

            1.1.19 "DISCHARGE" means the deposit, spill, emission, leaking, pumping, release, dumping, issuance, migration, flowing, discharge, injection, seeping, leaching or disposal;

            1.1.20 "ENCUMBRANCE" in respect of any property or asset, means any encumbrance of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge, title retention agreement or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, restrictive covenant, right of use or other right or claim of any kind or nature whatsoever which affects ownership of, title to, or the right to possess, use or occupy, such property or assets or any part thereof or interest therein;

            1.1.21      "EMPLOYEE BENEFIT PLAN" has the meaning set forth in
                        Section 3.12.1;

            1.1.22 "ENVIRONMENTAL LAWS" means all applicable laws, regulations or orders relating to the environment or its protection;

            1.1.23      "ENVIRONMENTAL PERMITS" has the meaning set forth in
                        Section 3.18.2 with respect to the Seller, Section 5.8.2 with respect to Avensys and Section 6.8.2 with respect to Avensys Lab;

            1.1.24 "EQUIPMENT LEASES" has the meaning set forth in Section 2.1.3.3;

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            1.1.25      "EXCLUDED LIABILITIES" has the meaning set forth in
                        Section 2.6.1;

            1.1.26 "FINANCIAL STATEMENTS" means the unaudited financial statements relating to the Purchased Business for the twelve-month period ended on December 31, 2005, a copy of which is attached to Section 1.1.26 of the Seller's Disclosure Schedule;

            1.1.27      "FREE DATE" has the meaning set forth in Section 2.8.2;

            1.1.28      "GAAP" has the meaning set forth in Section 1.5;

            1.1.29 "HEALTH AND SAFETY LAWS" means all applicable Laws relating to health and safety in the workplace;

            1.1.30 "INBOUND LICENSED INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.14.1 with respect to the Seller,
                        Section 5.7.1 with respect to Avensys and Section 6.7.1 with respect to Avensys Lab;

            1.1.31      "INDEMNITEE" has the meaning set forth in Section 12.3;

            1.1.32      "INDEMNITOR" has the meaning set forth in Section 12.3;

            1.1.33 "INTELLECTUAL PROPERTY RIGHTS" means all foreign and domestic intellectual property rights and the subject matter thereof, including or arising from, (i) all patents and pending applications for patents throughout the world, and for the Seller only, Patents; (ii) for the Seller only, Technical Information; (iii) trademarks and trademark rights, trade names, service marks, brand names, certification marks, and other indications of origin, whether registered or not, and the goodwill associated therewith; (iv) copyrights, whether registered or not, including without limitation, computer programs and computer software and all source and object code, algorithms, architecture, structure, display screens, layouts and development tools related thereto, promotional materials and databases; (v) industrial designs, whether registered or not; (vi) trade secrets and other confidential or non-public information, including inventions, designs, samples, schematics, customer lists, supplier and dealer lists and marketing research; (vii) internet protocol addresses and domain names, whether or not used or currently in service; (viii) any similar intellectual or industrial property or proprietary rights; (ix) registrations of, and applications to register or for any of the foregoing, and any renewal, extension, reissue, division, continuation or modification thereof;
                        (x) all documentation and media constituting, describing or relating to the foregoing, including without limitation manuals, memoranda and records and the right to register any of the foregoing; and "INTELLECTUAL PROPERTY RIGHT" shall mean any one of them;

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            1.1.34      "KNOWLEDGE" with regard to any particular matter
                        relating to a party means the actual knowledge of the officers of said party regarding such matter, after having conducted a diligent inquiry about such facts or circumstances with any relevant person or other resource, as a prudent and diligent administrator would perform under such circumstances;

            1.1.35 "LAWS" means all applicable laws, statutes, rules, regulations, by-laws, decrees, ordinances, directives, decisions, declarations, injunctions, decrees, orders in council, judgments and orders of a governmental, regulatory or judicial authority;

            1.1.36      "LEASED PREMISES" has the meaning set forth in Section
                        3.8.1;

            1.1.37      "LEASES" has the meaning set forth in Section 2.1.3.4;

            1.1.38 "MANARIS SHARES" has the meaning set forth in Section 2.4.1(ii);

            1.1.39 "MANUFACTURING ASSETS" means the undertaking and all of the assets of the Purchased Business of every kind and description and wheresoever situated, save and except those assets listed in Section 2.3.1 and the R&D Assets;

            1.1.40 "MANUFACTURING ASSETS PURCHASE PRICE" has the meaning set forth in Section 2.4.1;

            1.1.41 "MANUFACTURING FIXED ASSETS" has the meaning set forth in Section 2.1.1;

            1.1.42 "MATERIAL ADVERSE EFFECT" means an event, occurrence, fact, condition, change or effect that has or will have a material adverse effect on the operations, results of operations, financial condition, properties (including intangible properties), assets (including intangible assets) or liabilities (i) in the case of the Seller, of the Purchased Business taken as a whole or the Assets;
                        (ii) in the case of Avensys, of the Avensys' Business taken as a whole or the Avensys' Assets; and (iii) in the case of Avensys Lab, of the Avensys Lab's Business taken as a whole or the Avensys Lab's Assets;

            1.1.43      "OPEN SOURCE LICENSE" has the meaning set forth in
                        Section 3.14.10;

            1.1.44 "ORDINARY COURSE OF BUSINESS" means substantially the same manner in which the Seller has previously carried on the Purchased Business;

            1.1.45      "OTCBB" has the meaning set forth in Section 2.4.1(ii);

            1.1.46 "OTHER LEASE" means the lease for the Seller's premises located at 45, 55 and 65 Montpellier Street, Saint-Laurent, Quebec;

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            1.1.47      "OUTBOUND LICENSED INTELLECTUAL PROPERTY" has the
                        meaning set forth in Section 3.14.6 with respect to the Seller, Section 5.7.5 with respect to Avensys and
                        Section 6.7.5 with respect to Avensys Lab;

            1.1.48 "OWNED INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.14.1 with respect to the Seller, Section
                        5.7.1 with respect to Avensys and Section 6.7.1 with respect to Avensys Lab;

            1.1.49 "PATENTS" means all registered patents and pending applications for patents throughout the world, owned by the Seller as at the Closing Date, that are used in or relating to the Purchased Business, which patents are listed in Section 1.1.49 of the Seller's Disclosure Schedule;

            1.1.50      "PERIOD" has the meaning set forth in Section 2.8.2;

            1.1.51      "PERMITS" has the meaning set forth in Section 2.1.3.7;

            1.1.52 "PERSON" whether or not capitalized, shall mean any natural person, corporation, unincorporated organization, partnership, limited or unlimited liability company, association, joint venture, trust or government, or any agency or political subdivision of any government or any other entity;

            1.1.53      "PERSONNEL" has the meaning set forth in Section 12.1;

            1.1.54 "PRODUCTS" means any products (including custom made products), including without limitation all all-fiber photonic products (including all components and modules set forth in Section 1.1.54 of the Seller's Disclosure Schedule), as well as all software, source codes, object codes and any related documentation or manuals, developed, manufactured or owned by the Seller and which may be necessary or useful in the conduct of the Purchased Business;

            1.1.55      "PURCHASED AGREEMENTS" has the meaning set forth in
                        Section 2.1.3.2;

            1.1.56 "PURCHASED BUSINESS" has the meaning set forth in the preamble;

            1.1.57 "PURCHASERS' DISCLOSURE SCHEDULE" means the disclosure schedule dated as of the date hereof addressed by the Purchasers to the Seller;

            1.1.58      "R&D" means research and development;

            1.1.59      "R&D ASSETS" has the meaning set forth in Section 2.2;

            1.1.60      "R&D ASSETS PURCHASE PRICE" has the meaning set forth in
                        Section 2.4.2;

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            1.1.61      "R&D FIXED ASSETS" has the meaning set forth in Section
                        2.2.1;

            1.1.62      "REFERENCE SHARE PRICE" has the meaning set forth in
                        Section 2.4.1(ii);

            1.1.63      "SALE PRICE" has the meaning set forth in Section 2.8.2;

            1.1.64 "SELLER'S DISCLOSURE SCHEDULE" means the disclosure schedule dated as of the date hereof addressed by the Seller to the Purchasers;

            1.1.65 "SHAREHOLDER AGREEMENT" means the shareholder agreement among the shareholders of Avensys Lab entered as of the Closing Date;

            1.1.66 "SOFTWARE LICENSES" has the meaning set forth in Section 2.1.3.5;

            1.1.67 "TAXES" means any federal, provincial, local, foreign and other income, profits, franchise, capital, withholding, employment insurance, social security, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment, disability, workers' compensation or other similar tax, duty or other governmental charge (including all interest and penalties thereon and additions thereto);

            1.1.68 "TECHNICAL INFORMATION" means work in progress, data, information, know-how, descriptions of unpatented technology, techniques, systems, product roadmaps, layouts and development tools related thereto, bills of material, experience and other technical information used in or relating to the Purchased Business, including proprietary processes, specifications, formulae, algorithms, models, user interfaces, concepts, ideas, techniques, methods, source codes, object codes and methodologies;

            1.1.69 "TOTAL PURCHASE PRICE" means the sum of the Manufacturing Assets Purchase Price and the R&D Assets Purchase Price;

            1.1.70      "TRANSFERRED EMPLOYEES" has the meaning set forth in
                        Section 10.1.

        1.2 HEADINGS

            The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "THIS AGREEMENT", "HEREOF", "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any amendment hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

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        1.3 EXTENDED MEANINGS

            In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, limited liability companies, associations, trusts, unincorporated organizations and corporations.

        1.4 STATUTORY REFERENCES

            In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder.

        1.5 ACCOUNTING PRINCIPLES

            Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles ("GAAP"), such reference shall be deemed to be to the generally accepted accounting principles in Canada from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles and applied in a manner consistent with prior periods of the Seller.

        1.6 CURRENCY

            All references to currency herein are to lawful money of Canada.

2. PURCHASE AND SALE

      2.1   MANUFACTURING ASSETS TO BE SOLD AND PURCHASED

            Upon and subject to the terms and conditions hereof, the Seller will sell to Avensys and Avensys will purchase from the Seller as a going concern, as of and with effect from the opening of business on the Closing Date, all of the right, title, benefit and interest of the Seller in and to the Manufacturing Assets. Without limiting the generality of the foregoing, the Manufacturing Assets to be sold and purchased under this Agreement include:

            2.1.1 all fixed assets listed in Section 2.1.1 of the Seller's Disclosure Schedule used by the Seller in connection with the Purchased Business as of the Closing Date (the "MANUFACTURING FIXED ASSETS").

            2.1.2 all inventories listed in Section 2.1.2 of the Seller's Disclosure Schedule used by the Seller in connection with the Purchased Business as of the Closing Date, including all supplies, finished goods, work in progress and raw material, subject to changes in the Ordinary Course of Business;

            2.1.3 all of the following intangible assets of the Seller as of the Closing Date relating to the Purchased Business;

                        2.1.3.1 all records of sales for the customers and suppliers including those listed in Section
                                    2.1.3.1 of the Seller's Disclosure Schedule;

                        2.1.3.2 all of the right, title and interest of the Seller in the agreements listed in Section
                                    2.1.3.2 of the Seller's Disclosure Schedule
                                    (the "PURCHASED AGREEMENTS");

                        2.1.3.3 all of the right, title and interest of the Seller in the equipment leases listed in
                                    Section 2.1.3.3 of the Seller's Disclosure
                                    Schedule (the "EQUIPMENT LEASES");

                        2.1.3.4 all of the right, title and interest of the Seller in the real estate leases listed in
                                    Section 2.1.3.4 of the Seller's Disclosure
                                    Schedule (the "LEASES");

                        2.1.3.5 all of the right, title and interest of the Seller in the software licenses listed in
                                    Section 2.1.3.5 of the Seller's Disclosure
                                    Schedule (the "SOFTWARE LICENSES");

                        2.1.3.6 all of the right, title and interest of the Seller in the unfilled orders received by the Seller in connection with the Purchased Business and in the commitments in favour of the Seller for supply of goods and services entered into in the Ordinary Course of Business for use in the Purchased Business whether or not there are any written contracts in respect thereto, including without limiting the generality of the foregoing, the contracts and commitments described in Section 2.1.3.6 of the Seller's Disclosure Schedule, in each case to the extent remaining unfilled at the Closing Date;

                        2.1.3.7 all of the right, title and interest of the Seller in the licenses, registrations and permits required to carry on the Purchased Business in its Ordinary Course of Business listed or described in Section 2.1.3.7 of the Seller's Disclosure Schedule (the "PERMITS"); and

                        2.1.3.8 all of the right, title and interest of the Seller in personnel records and other records, books, documents and data bases recorded or stored by means of any device, including in electronic form, relating to the Purchased Business, the Manufacturing Assets and the Transferred Employees, as are in the possession or under the control of the Seller.

        2.2 R&D ASSETS TO BE SOLD AND PURCHASED

            Upon and subject to the terms and conditions hereof, the Seller shall sell, assign and transfer to Avensys Lab and Avensys Lab shall purchase from the Seller as of and with effect from the opening of business on the Closing Date, all of the right, title and interest of the Seller in and to the following assets related to the Purchased Business (the "R&D ASSETS"):

            2.2.1 all fixed assets listed in Section 2.2.1 of the Seller's Disclosure Schedule used by the Seller in connection with the R&D activities of the Purchased Business (the "R&D FIXED Assets");

            2.2.2 all of the following intangible assets of the Seller, as of the Closing Date, relating to the R&D activities of the Purchased Business:

                        2.2.2.1 all Intellectual Property Rights of the Seller as of the Closing Date, including, without limitation, all Intellectual Property Rights listed in Section 2.2.2.1 of the Seller's Disclosure Schedule;

                        2.2.2.2 the goodwill of the Seller relating to the Purchased Business, including the name "ITF Optical Technologies Inc./ITF Technologies Optiques Inc."; and

                        2.2.2.3 all of the right, title and interest of the Seller in records, books, processes, documents and data bases recorded or stored by means of any device, including in electronic form, relating to the R&D Assets, as are in the possession or under the control of the Seller.

        2.3 EXCLUDED ASSETS

            2.3.1 Notwithstanding anything to the contrary herein contained, the "MANUFACTURING ASSETS" and the "R&D Assets" being sold, assigned and conveyed hereunder shall exclude the following assets of Seller as of the Closing Date:

                        2.3.1.1     all cash and bank accounts;

                        2.3.1.2     all prepaid expenses and deposits;

                        2.3.1.3 all of the accounts receivable of the Seller including those relating to the Purchased Business;

                        2.3.1.4 all income or corporation taxes recoverable or refundable, any governmental rebates or refunds and any R&D tax credit receivables (it is however understood and agreed between the parties that any rights to the Technology Partnership Canada federal government program application for the Ultra-reliable fiber-optic systems for trans-oceanic and high power laser applications, for a total of five million dollars ($5,000,000) covering expenses retroactive to June 1, 2004 shall form part of the Assets, to the extent assignable); and

                        2.3.1.5 all of the right, title and interest of the Seller in all insurance policies maintained by the Seller with respect to the Purchased Business;

                        2.3.1.6 all of the right, title and interest of the Seller in all life insurance policies maintained by the Seller with respect to any shareholder of the Seller; and

                        2.3.1.7 all tax loss carry forwards and other tax deferral assets of the Seller.

        2.4 PURCHASE PRICE

            2.4.1 The purchase price payable to the Seller for the Manufacturing Assets (the "MANUFACTURING ASSETS PURCHASE PRICE") shall be $1,750,000 payable as follows:

                        (i) $750,000 shall be paid by Avensys to the Seller by certified cheque, bank draft or wire transfer of immediately available funds on the Closing Date;

                        (ii) $1,000,000 shall be paid on the date hereof by the issuance by Manaris of restricted common stock in the capital of Manaris (the "MANARIS SHARES") on the direction of the Seller to the Preferred Holders in the proportions set out in Section 2.4.3, the number of Manaris Shares to be issued to be calculated on the basis of the average closing price of the common stock of Manaris on the NASD's Over the Counter Bulletin Board ("OTCBB") for the 20 trading days immediately prior to the date hereof (converted into Canadian dollars at the Bank of Canada closing spot rate on the trading day immediately before the Closing Date) as reported on the OTCBB's website (the "REFERENCE SHARE PRICE").

            2.4.2 The purchase price payable to the Seller for the R&D Assets (the "R&D ASSETS PURCHASE PRICE") shall be the fair market value of the R&D Assets or $2,000,000 payable by the issuance by Avensys Lab, on the direction of the Seller to the Preferred Holders in the proportions set out in Section 2.4.3, on the Closing Date of 580,000 common shares and 2,000,000 Class E Preferred Shares in the capital of Avensys Lab representing 58% of the voting rights attached to all of the shares of Avensys Lab (the "AVENSYS LAB SHARES").

            2.4.3 Manaris Shares and Avensys Lab Shares shall be issued to the Preferred Holders and shall be payable at the direction of the Seller to each of the Preferred Holders, according to their respective shareholding interest in the Seller, as follows:

                        Preferred Holder                             Percentage
                        ----------------                             ----------
                              3599                                       42%
                              OTPP                                       22%
                             Celtic                                      14%
                             GTI V                                     7.12%
                           GTI V (NR)                                  2.88%
                            Bay Tech                                     12%
                                           TOTAL                        100%


            2.4.4 The Seller and the Purchasers, in filing their respective income tax returns, will use the allocations of the Manufacturing Assets Purchase Price and the R&D Assets Purchase Price as shall be mutually agreed at the Closing Date.

        2.5 OBLIGATIONS AND LIABILITIES ASSUMED

            Avensys shall assume, and shall fulfill and perform the following liabilities of the Seller (collectively the "ASSUMED LIABILITIES"):

            2.5.1 the obligations and liabilities of the Seller accruing on or after the Closing Date under the agreements of the Seller relating to the Purchased Business described in Sections 2.1.3.2, 2.1.3.3, 2.1.3.4, 2.1.3.5, 2.1.3.6 and
                        2.1.3.7; and

            2.5.2 all standard product warranties of the Seller related to the Purchased Products sold in connection with the Purchased Business both before the Closing Date and afterwards.

        2.6 OBLIGATIONS AND LIABILITIES NOT ASSUMED

            2.6.1       Except as explicitly and specifically provided for in
                        Section 2.5 and Section 10.1, the Purchasers shall not assume and shall not be liable or responsible for any obligations, commitments or liabilities, contingent or otherwise, of any nature whatsoever and whether disclosed or undisclosed (i) related to the Seller, or
                        (ii) related to the Manufacturing Assets, the R&D Assets or the Purchased Business and arising after the Closing Date in respect of any fact, condition or circumstance existing or occurring on or prior to the Closing Date (the "EXCLUDED LIABILITIES"), including:

                        2.6.1.1     the Other Lease;

                        2.6.1.2 any taxes under the Income Tax Act (Canada) or any other taxes whatsoever that may be or become payable by the Seller including any income or corporation taxes resulting from or arising as a consequence of the sale by the Seller to the Purchasers of the Purchased Business and the Assets hereunder;

                        2.6.1.3 any indebtedness of the Seller to its bankers, shareholders or any other Person; and

                        2.6.1.4 any liabilities or obligations of the Seller arising out of the conduct of the Purchased Business prior to the Closing Date.

        2.7 ELECTIONS

            2.7.1 The Seller and the Purchasers will on the Closing Date jointly execute an election under section 167(1.1) of the Excise Tax Act (Canada) and section 75 of an Act respecting the Quebec Sales Tax (Quebec) on the forms prescribed for such purposes along with any documentation necessary or desirable in order to effect the transfer of the Assets without payment of any GST or QST. The Purchasers will timely file within the statutory delay such election forms, along with any documentation necessary or desirable to give effect thereto with the Ministere du Revenu du Quebec, together with such party's GST and QST returns for the reporting period in which the transactions contemplated herein are consummated.

        2.8 MANARIS SHARES

            2.8.1 Within ninety (90) days following the Closing Date, Manaris shall, at its expense:

                        2.8.1.1 file the required registration statement with the U.S. Securities and Exchange Commission (the "SEC") to register the Manaris Shares so as to permit the offer, sale and distribution to the public on a continuous basis all of the Manaris Shares and any shares issuable pursuant to Section
                                    2.8.2 as freely tradable and shall use
                                    commercially reasonable efforts to cause such registration to become effective;

                        2.8.1.2 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the United States Securities Act of 1933, as amended (the "SECURITIES ACT") in order to enable the disposition of all securities covered by such registration statement;

                        2.8.1.3 furnish to the Preferred Holders such numbers of copies of a prospectus as required by the Securities Act, and such other documents as the Preferred Holders may reasonably request in order to facilitate their disposition of their Manaris Shares;

                        2.8.1.4 notify each Preferred Holder, promptly after Manaris receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed and after such registration statement becomes effective, notify each Preferred Holder of any request by the US Securities and Exchange Commission that Manaris amend or supplement such registration statement or prospectus; and

                        2.8.1.5 use commercially reasonable efforts to cause all Manaris Shares to be listed on the OTCBB;

                        failing which, Manaris shall forthright issue to the respective Preferred Holders, in the proportions set out in Section 2.4.3, a further amount of common stock of Manaris equal to 10% of the Manaris Shares without prejudice to the rights and recourses of the Preferred Holders set out in Section 2.8.2.

            2.8.2       The Preferred Holders in the proportions set out in
                        Section 2.4.3 shall be permitted to sell in every three-month period following the date on which the Manaris Shares become freely tradable (the "FREE DATE") the lesser of (i) 25% of the Manaris Shares and (ii) the average weekly reported volume of trading in Manaris common shares on the OTCBB in the previous three-month period. Notwithstanding the foregoing, the Preferred Holders shall be permitted to sell any number of the Manaris Shares in any three-month period through the facilities of the OTCBB if the closing price of shares of common stock of Manaris on the OTCBB on the date of the sale of the Manaris Shares is higher than the Reference Share Price. The Preferred Holders shall also be permitted to transfer all or any of the Manaris Shares at any time at any price by private sale to a bona fide third-party purchaser.

                        In addition, if within the period ending one year after the Free Date (the "Period"), the Preferred Holders sell Manaris Shares through the facilities of the OTCBB at a price ("SALE PRICE") which is less than the Reference Share Price, Manaris shall, at the option of the Preferred Holders, within five (5) Business Days of the end of the Period (i) pay in cash the cumulative shortfall, if any, between the Reference Share Price multiplied by the number of Manaris Shares actually sold by all of the Preferred Holders within the Period and the Sale Prices for any Manaris Shares actually sold or
                        (ii) issue that number of free trading shares of common stock of Manaris equal to the Shortfall divided by the closing price of the shares of common stock of Manaris on the OTCBB the date of the end of the Period or, if such date is not a trading day on the OTCBB, the trading day prior to such date.

            2.8.3 In the event that all or part of Manaris Shares are not freely tradeable (except due to restrictions imposed by a regulatory authority on a Preferred Holder) on the OTCBB on or prior to May 1, 2007, Manaris shall pay to the Preferred Holders, in the proportions set out in
                        Section 2.4.3, an amount in cash equal to the number of Manaris Shares which are not freely tradeable multiplied by the Reference Share Price within 30 days of receiving a written notice from a Preferred Holder together with the certificate representing its proportion of such number of Manaris Shares.

   3. SELLER'S REPRESENTATIONS AND WARRANTIES

      Except as otherwise indicated, the Seller hereby represents and warrants to the Purchasers as follows, it being acknowledged by the Seller that the Purchasers are relying upon such representations and warranties in purchasing the Assets.

      3.1 ORGANIZATION

            The Seller is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the full corporate power to own or lease or use all of the Assets and to carry on the Purchased Business, and is duly qualified as a corporation to do business in each jurisdiction in which the Purchased Business is carried on and the Seller has made all necessary material filings under all applicable corporate, securities and taxation laws or any other laws to which the Seller is subject.

      3.2 AUTHORITY

            3.2.1 The Seller has the corporate power, authority and right to enter into and deliver this Agreement and to perform its obligations hereunder and full right to transfer the legal and beneficial title and ownership of the Assets to the Purchasers free and clear of all Encumbrances and any other rights of third parties, and all requisite director, shareholder or other corporate approval on the part of the Seller have been obtained to permit the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            3.2.2 This Agreement constitutes a valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

            3.2.3 There is no contract, option or any other right of another binding upon, or which at any time in the future may become binding upon the Seller to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Assets other than pursuant to the provisions of this Agreement, or that would restrain or prevent the consummation of the transactions contemplated by this Agreement.

            3.2.4 Except as set forth in Sections 3.8.3, 3.8.5 and 3.9.2 of the Seller's Disclosure Schedule, neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Seller will result in:

                        3.2.4.1 the violation of any of the provisions of the charter documents or by-laws of the Seller;

                        3.2.4.2 the violation of any agreement or other instrument to which the Seller is a party or by which it or the Assets are bound;

                        3.2.4.3     the violation of any applicable Laws;

                        3.2.4.4 the creation of any Encumbrance upon the Assets; or

                        3.2.4.5 a conflict with, breach of or creation of an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or an event which would give any party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Seller is a party or by which the Seller, the Purchased Business or the Assets are bound or affected.

            3.2.5 No consent, approval, waiver or authorization is required to be obtained by the Seller from, and no notice or filing is required to be given by the Seller to, or made by the Seller with, any Person in connection with the execution, delivery and performance by the Seller of this Agreement, except as disclosed in Sections 3.8.3 and 3.9.2 of the Seller's Disclosure Schedule.

      3.3 FINANCIAL

            3.3.1       The Financial Statements:

                        3.3.1.1 are in accordance with the books and accounts of the Seller as at and for the twelve-month period ended on December 31, 2005;

                        3.3.1.2 are true, complete and correct and present fairly the assets, liabilities, financial position and results of operations, as applicable, including, without limiting the generality of the foregoing, all contingent liabilities of the Purchased Business as at and for the twelve-month period ended on December 31, 2005; and

                        3.3.1.3 have been prepared in accordance with GAAP applied in a manner consistent with past practices. 3.3.2 The books and records of the Seller relating to the Purchased Business are true and correct and present fairly and disclose in all material respects the financial position of the Purchased Business and all material financial transactions of the Seller relating to the Purchased Business have been accurately recorded in such books and records and, to the extent possible, such books and records have been prepared in accordance with GAAP consistently applied.

      3.4 TAX MATTERS

            3.4.1 The Seller is registered under Part IX of the Excise Tax Act (Canada) with registration number 141729467 RT.

            3.4.2 The Seller is not a non-resident person within the meaning of section 116 of the Income Tax Act (Canada).

      3.5 ABSENCE OF CHANGES

            3.5.1 With respect to the Purchased Business, since December 31, 2005 and except as set forth in Section 3.5 of the Seller's Disclosure Schedule:

            3.5.1.1 there has been no changes in the affairs, business, operations or condition of the Purchased Business, financial or otherwise (whether arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, whether or not covered by insurance) that has a Material Adverse Effect, except changes occurring in the Ordinary Course of Business which do not have a Material Adverse Effect;

            3.5.1.2 the Purchased Business has been carried on in the Ordinary Course of Business and the Seller has not entered into any transaction out of the Ordinary Course of Business;

            3.5.1.3 the Seller has not disposed of any capital assets or incurred or authorized any capital expenditures in excess of $25,000 in the aggregate in connection with or having an effect on the Purchased Business;

            3.5.1.4 the Seller has not made any purchase, sale or disposition of any asset or property other than in the Ordinary Course of Business, nor mortgaged, pledged or subjected to lien, charge or Encumbrance of any kind, any of the Assets other than in the Ordinary Course of Business;

            3.5.1.5 there has been no change in the accounting methods or tax practices or elections used by the Seller;

            3.5.1.6 except for the Other Lease, no party (including the Seller) has accelerated, terminated, modified, or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Seller is a party or by which it is bound;

            3.5.1.7 the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing employment contract or agreement other than for hourly workers hired or given wage increases by oral agreement;

            3.5.1.8 the Seller has not granted any bonuses or other increase in the compensation of any of its employees, including the Transferred Employees, and has not increased the compensation to any other employees or independent contractors outside the Ordinary Course of Business;

            3.5.1.9 the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its employees;

            3.5.1.10 the Seller has not made any other change in employment terms for any of its employees outside the Ordinary Course of Business;

            3.5.1.11 the Seller has not entered into any contract or agreement relating to the construction of tenant improvements with respect to any of the Leased Premises;

            3.5.1.12 the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

            3.5.1.13 the Seller has not concluded any transaction which could have a Material Adverse Effect; and

            3.5.1.14 the Seller has not made any commitments with respect to any of the foregoing.

      3.6 CONDUCT OF PURCHASED BUSINESS

            3.6.1 The Seller is duly licensed or qualified to do business and is in good standing in the jurisdictions set forth in Section 3.6.1 of the Seller's Disclosure Schedule which jurisdictions are the only jurisdictions wherein the character or location of the properties owned or leased or the nature of the conduct of the Purchased Business by the Seller makes such qualification necessary. Set forth in Section 3.6.1 of the Seller's Disclosure Schedule is each location where the Seller
                        (a) has a place of business, and (b) owns or leases property, with respect to the Purchased Business.

            3.6.2 The Seller is conducting and has conducted the Purchased Business in compliance with all applicable Laws of the Province of Quebec and of Canada and all municipalities thereof in which the Purchased Business is carried on, is not in breach of any such Laws and duly possesses all permits and quotas, in such province and all municipalities thereof in which the Seller carries on the Purchased Business to enable the Purchased Business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licences, registrations, qualifications and permits are valid and subsisting and in good standing and none of the same contains or is subject to any term, provision, condition or limitation which has or may have a Material Adverse Effect or which may adversely change or terminate such licence, registration, qualification or permit by virtue of the completion of the transactions contemplated hereby.

            3.6.3 The Permits listed in Section 2.1.3.7 of the Seller's Disclosure Schedule is a true and complete list of all licences, registrations and permits necessary or required to enable the Purchased Business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licences, registrations and permits are transferable by the Seller to the Purchasers on the Closing Date.

      3.7 ASSETS

            3.7.1       Except as set forth or disclosed herein or in Section
                        3.7 of the Seller's Disclosure Schedule, the Seller is the owner of all of the Assets with good and marketable title, free and clear of all Encumbrances.

            3.7.2 The assets, properties and rights reflected in the Financial Statements comprise and, subject to changes in the Ordinary Course of Business, will, together with the Business Intellectual Property, comprise all of the assets, properties and rights of every type and description, real, personal and intangible used by the Seller and necessary for the operations of the Purchased Business as currently conducted.

            3.7.3 All Manufacturing Fixed Assets and R&D Fixed Assets, including all equipment owned or used by the Seller in connection with the Purchased Business, have been properly maintained and are in reasonable working order for the purposes of ongoing operation, subject to ordinary wear and tear for equipment of comparable age or use in the Ordinary Course of Business.

            3.7.4 No notice has been received by the Seller of any outstanding orders, notices or similar requirements relating to the Purchased Business issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion between the Seller and any such authorities relating to orders, notices or similar requirements.

      3.8 LEASED PREMISES

            3.8.1 With respect to the Purchased Business, the Seller does not own or lease, directly or indirectly, any interest in real property, other than the premises being the object of the Leases (the "LEASED PREMISES") and the premises being the object of the Other Lease. The Seller has not assigned, sublet, transferred, conveyed or encumbered any interest in the Leases. The Leased Premises have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws.

            3.8.2 The Leased Premises have been properly maintained and are in good order and condition, subject to ordinary wear and tear for premises of comparable nature, use and age.

            3.8.3 No consent, authorization or approval is required from any person pursuant to the Leases or from any authority pursuant to any Laws or otherwise in relation to the consummation of the transactions contemplated in this Agreement, other than as set forth in Section 3.8.3 of the Seller's Disclosure Schedule hereto.

            3.8.4 Except as a result of the requirements to obtain the consents listed in Section 3.8.3 of the Seller's Disclosure Schedule, the Leases are valid and in full force, unamended, and each of the Leases constitutes the entire agreement between the parties thereto in relation to the Leased Premises.

            3.8.5 Except as set forth in Section 3.8.5 of the Seller's Disclosure Schedule, the transactions contemplated in this Agreement will not result in a default or early termination of any of the Leases.

            3.8.6 Except as a result of the requirements to obtain the consents listed in Section 3.8.3 of the Seller's Disclosure Schedule, there is no default or event which with notice or lapse of time, or both, under, and no outstanding notice of default has been given in respect of, and no claim, action or demand or other proceeding has been made or, to the Knowledge of the Seller is pending or threatened by or against the Leased Premises or the Leases.

            3.8.7 The Seller has not received notice of, and, to the Knowledge of the Seller, there is no contravention of or non-compliance with any Laws arising from the occupancy, leasing or use of the Leased Premises or otherwise relating to or in connection with the Leased Premises.

            3.8.8 The Leased Premises are supplied with utilities and other services reasonably necessary for the operation of the Leased Premises for the Business as presently conducted.

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

      3.9 CONTRACTS, AGREEMENTS AND COMMITMENTS

            3.9.1 The Seller has disclosed and identified all contracts, agreements or commitments (written or oral) to which the Seller is a party or by which it is bound with respect to the Purchased Business, involving aggregate payments in excess of $10,000, copies of which have been provided or made available to Purchaser. All of the Purchased Agreements, the Equipment Leases and the Leases are legal, binding, valid, enforceable, and in full force and effect.

            3.9.2 No consent, authorization or approval is required from any person pursuant to the Purchased Agreements, the Equipment Leases and the Leases or from any authority pursuant to any Laws or otherwise in relation to the consummation of the transactions contemplated in this Agreement, other than as set forth in Section 3.9.2 of the Seller's Disclosure Schedule.

            3.9.3 Except as a result of the requirements to obtain the consents listed in Section 3.9.2 of the Seller's Disclosure Schedule, the Seller is not in default (or will be in default with the passage of time or notice or otherwise) under any of the Purchased Agreements, the Equipment Leases and the Leases.

      3.10 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS

            None of the Seller or, to the Knowledge of the Seller, any Transferred Employee or Dr. Francois Gonthier has any direct or indirect controlling interest in any competitor or supplier of the Purchased Business, or in any Person with whom the Seller is doing business, other than as set forth in Section 3.10 of the Seller's Disclosure Schedule.

      3.11 EMPLOYEES

            3.11.1 The Seller has identified for the Purchasers all of the employees, consultants and subcontractors employed or who provide services to the Purchased Business. Section
                        3.11.1 of the Seller's Disclosure Schedule sets out (i) the names of the Transferred Employees, (ii) their status (part-time, full time, CSST, long term disability, short term disability, other types of leaves) and (iii) their hiring date and term of employment. The employee files of the Seller contain each Transferred Employee's social insurance numbers and correct and complete details of each Transferred Employee's annual and hourly wages as well as their eligibility to any Employee Benefit plan.

            3.11.2 The Seller is in full compliance with all Laws including with respect to employment and employment practices, terms and conditions of employment, wages and hours, non-discrimination in employment, pay equity, occupational health and safety and is not engaged in any unfair labour practice.

            3.11.3 The Seller is not involved in or, to the Knowledge of the Seller, threatened with any labour dispute, arbitration, grievance, law suit or administrative proceeding relation to labour matters involving any of the employees of the Seller.

            3.11.4 The Seller is not, and never has been, bound by or a party to any collective bargaining agreement, or other agreement with labour unions or associations representing employees of the Seller and there are no actual or, to the Knowledge of the Seller, threatened or pending organizing activities by any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent.

            3.11.5 No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

                        3.11.5.1.1 holds or has ever held bargaining rights with respect to any of the Seller's employees by way of certification, interim certification, voluntary recognition, designation or successor rights; or

                        3.11.5.1.2 to the Knowledge of the Seller, has applied to be certified as the bargaining agent of the Seller's employees.

            3.11.6 All accruals for, premiums for employment insurance, health premiums, Canada and Quebec Pension Plan premiums, accrued wages, salaries and commissions and Employee Benefit Plan payments have been reflected in the books and records of the Seller and all accruals for unpaid vacation pay have been paid to the employees of the Seller or will be paid prior to the Closing Date.

            3.11.7 Except as disclosed in Section 3.11.7 of the Seller's Disclosure Schedule and except for remuneration (including severance) paid to employees in the Ordinary Course of Business and made at current rates of remuneration, no payments have been made or authorized since December 31, 2005 by the Seller to officers, directors or employees of the Seller.

      3.12 EMPLOYEE BENEFITS

            3.12.1 Except for the arrangements set forth in Section 3.12.1 of the Seller's Disclosure Schedule, the Seller neither maintains nor contributes to, nor has ever maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, disability life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated. Each of the arrangements set forth in Section 3.12.1 of the Seller's Disclosure Schedule is hereinafter referred to as an "EMPLOYEE BENEFIT PLAN".

            3.12.2 The Seller has heretofore delivered to the Purchasers true, correct, complete and up-to-date copies of each Employee Benefit Plan of the Seller.

            3.12.3 Except as set forth in Section 3.12.3 of the Seller's Disclosure Schedule,

                        3.12.3.1 there is no pending or, to the Knowledge of the Seller, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or, to the Knowledge of the Seller, any fiduciary or service provider thereof and, to the Knowledge of the Seller, there is no basis for any such legal action or proceeding;

                        3.12.3.2 no liability (contingent or otherwise) to any multi-employer plan has been incurred by the Seller or any affiliate thereof (other than insurance premiums satisfied in due course);

                        3.12.3.3 no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

                        3.12.3.4 no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries;

                        3.12.3.5 no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after the Closing Date); and

                        3.12.3.6 the Seller has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan may be terminated at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable Laws.

      3.13 COMPETITIVE BUSINESS

            The Seller has not been made aware of any supervisory, managerial or executive employee of the Seller intending to resign, to establish a competitive business or to take employment with a competitor of the Purchased Business except, however, that Seller does not make any representation or warranty with respect to Dr. Francois Gonthier.

      3.14 INTELLECTUAL PROPERTY RIGHTS

            3.14.1 The Business Intellectual Property constitutes all of the Intellectual Property Rights (excluding any Intellectual Property Rights that are in the public domain) that are used in or necessary for the conduct of the Purchased Business as presently conducted. For the purpose of Section 3 only, "BUSINESS INTELLECTUAL PROPERTY" shall mean collectively all Intellectual Property Rights owned by the Seller (the "OWNED INTELLECTUAL PROPERTY") or of which the Seller is the licensee or in which the Seller has any right (other than with respect to "off-the-shelf" software which is generally commercially available to the public at retail in which the Seller is the licensee of such software) (the "INBOUND LICENSED INTELLECTUAL PROPERTY").

            3.14.2 Section 3.14.2 of the Seller's Disclosure Schedule sets forth a complete list of all Owned Intellectual Property for which an application for registration or issuance has been filed and/or for which a registration or a notice of issuance has been delivered, including the respective jurisdiction, registration and application number. The registrations of all registered Owned Intellectual Property are in full force and effect with all maintenance or renewal fees or payments relating thereto having been paid in a timely manner. All applications to register Owned Intellectual Property are proceeding normally and all prescribed fees have been paid.

            3.14.3 Except as set forth in Section 3.14.3 and Section 3.14.4 of the Seller's Disclosure Schedule, the Seller is the sole legal and beneficial owner, unencumbered by any liens, charges or encumbrances of any kind, of all Owned Intellectual Property. The Seller lawfully possesses all technical information and know-how used in the creation, development, support and maintenance of the Products and has not disclosed any such confidential information and know-how to any third party, except as necessary in the conduct of the Purchased Business and such third parties always having been bound by written, contractual confidentiality obligations with respect to such confidential information.

            3.14.4 Except as set forth in Section 3.14.4 of the Seller's Disclosure Schedule, the Business Intellectual Property is freely transferable by the Seller to the Purchasers on the Closing Date.

            3.14.5 The only licenses or other agreements under which the Seller was granted rights in the Inbound Licensed Intellectual Property Rights are listed and described in
                        Section 3.14.5 of the Seller's Disclosure Schedule. All such licenses are in full force and effect and there is no material default in connection therewith.

            3.14.6 The only licenses or other agreements under which the Seller has granted to any Person rights in the Business Intellectual Property (for the purpose of Section 3 only, the "OUTBOUND LICENSED INTELLECTUAL PROPERTY") are listed and described in Section 3.14.6 of the Seller's Disclosure Schedule. The Seller has not granted any exclusive licenses to third parties to use the Outbound Licensed Intellectual Property.

            3.14.7 No termination of any Seller license agreement in respect of the Outbound Licensed Intellectual Property (other than any expiration of the stated term thereof) or loss or modification of rights of the Seller thereunder is pending or, to the Seller's Knowledge, threatened. There is no outstanding or, to the Seller's Knowledge, threatened dispute or disagreement with respect to any license agreement in respect of the Outbound Licensed Intellectual Property that reasonably could be expected to materially affect any of the respective rights and obligations of the parties thereunder. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to, any right of any third party to terminate, reprice or otherwise modify any rights or obligations of the Seller under any license agreement in respect of the Outbound Licensed Intellectual Property.

            3.14.8 Except for the Persons listed in Section 3.14.8 of the Seller's Disclosure Schedule, all employees and contractors who are involved in the development of the Owned Intellectual Property, (i) have assigned to and in favour of the Seller all Intellectual Property Rights developed in connection with the Owned Intellectual Property; and (ii) have waived their moral rights in such Intellectual Property Rights. No former or present employee or contractor of the Seller claims or has claimed to own any Intellectual Property Rights in the Products.

            3.14.9 To the Seller's Knowledge, the Seller is not making unauthorized use of any confidential information or trade secrets of any Person and, to the Seller's Knowledge, no employee or contractor of the Seller is violating or has violated any third party Intellectual Property Rights or any confidentiality obligations toward third parties undertaken by them or any of the Seller, other than as set forth in Section 3.14.9 of the Seller's Disclosure Schedule.

            3.14.10 No source code of any software owned by the Seller that has been incorporated or embedded in any Products that comprise the Purchased Business has been licensed or otherwise disclosed to another Person other than an escrow agent pursuant to the terms of a source code escrow agreement in customary form, other than as set forth in Section 3.14.10 of the Seller's Disclosure Schedule. No software that has been incorporated or embedded in any Products that comprise the Purchased Business contains any code that is owned by any third party, including any code that is licensed pursuant to the provisions of any "open source" license agreement, or any other license agreement that requires source code be distributed or made available in connection with the distribution of the licensed software in object code form or that limits the amount of fees that may be charged in connection with sublicensing or distributing such licensed software, other than as set forth in
                        Section 3.14.10 of the Seller's Disclosure Schedule

            3.14.11 Except as disclosed in Section 3.14.11 of the Seller's Disclosure Schedule: (i) the Seller has not received any notice alleging that the conduct of the Purchased Business infringes any third party Intellectual Property Rights; (ii) the Seller has not at any time been sued or been the subject of a Claim, or been a defendant in any Claim (other than one which has been finally settled prior to the date hereof with no ongoing obligations) that involves the infringement or alleged infringement of any third party Intellectual Property Rights, and no such Claims are pending or, to the Knowledge of the Seller, threatened; (iii) the Seller has not made any Claim of infringement of any of the Owned Intellectual Property against any other Person; and (iv) to the Knowledge of the Seller, there is no infringement by any other Person of any Business Intellectual Property. None of the Owned Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Seller or restricting the licensing thereof by the Seller to any Person. With the exception of those agreements entered into with its customers, distributors and system integrators, the Seller has not entered into any agreement to indemnify any other Person against any charge of infringement of any Owned Intellectual Property.

      3.15 PRODUCT WARRANTY

            No Product or service sold or delivered by the Seller with respect to the Purchased Business is subject to any guaranty, warranty or other indemnity beyond the Seller's applicable standard terms and conditions of sale and all applicable statutory or common law rules, regulations and laws in connection with the Purchased Business.

      3.16 PRODUCTS

            Subject to warranty claims in the Ordinary Course of Business, all Products previously or presently supplied, licensed or otherwise made available by the Seller in connection with the Purchased Business to any third party:

            3.16.1 perform substantially in accordance with their specifications and user manuals and other descriptions, warranties or representations applied in respect of such Products, including the Products' specifications attached to Section 3.16.1 of the Seller's Disclosure Schedule;

            3.16.2 are and have at all times been properly and promptly maintained and updated by the Seller; and

            3.16.3 the Seller has not agreed to and is not obliged to replace or repair any defective Products free of charge or to refund or to issue any credit note or to write off or reduce indebtedness in respect of any Products it has licensed or sold.

      3.17 PRODUCT LIABILITY

            The Seller has no liability (and, to the Knowledge of the Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Seller giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any Product or service sold or delivered by the Seller in the connection with the Purchased Business.

      3.18 ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS

            3.18.1 The Seller, its operations, activities, equipment, buildings, immoveables and the properties it owns, leases, occupies or has the custody of, including the Leased Premises, have at all time been and are in compliance with all applicable Environmental Laws and Health and Safety Laws.

            3.18.2 The Seller has obtained and holds all permits, certificates, licenses, certificates of authorization, approvals, consent, registrations and other authorizations required under applicable Environmental Laws for its operations and activities (the "ENVIRONMENTAL PERMITS"); each Environmental Permit is valid and in force and the operations and activities of the Seller and the Purchased Business are in compliance with the conditions set out in the Environmental Permits; to the Knowledge of the Seller, there is no grounds for revocation, change, expiry or annulment of any Environmental Permits.

            3.18.3 The Seller, and to the Knowledge of the Seller, in connection with its work, its employees, agents, shareholders, directors and officers has never been declared guilty of committing an offence for a violation of Environmental Laws or Health and Safety Laws and has never been imposed a fine or has never otherwise settled such a prosecution.

            3.18.4 There are no Contaminants in, on or under the equipment, buildings, immoveables or properties owned, leased, occupied by or under the custody of the Seller, including the Leased Premises, the presence of which constitutes a violation of applicable Environmental Laws or Health and Safety Laws.

            3.18.5 The Seller has not received any written or verbal notice or request for information in the context of any environmental or health and safety, federal, provincial, regional or municipal investigation or inspection.

            3.18.6 The Seller has not used and is not using Contaminants and has not allowed and is not allowing Contaminants to be used at any equipment, building, immoveable or property owned, leased or occupied by or under the custody of the Seller, including the Leased Premises, except in compliance with Environmental Laws and Health and Safety Laws.

            3.18.7 The Seller has not and does not Discharge or allow the Discharge of Contaminants and to the Knowledge of the Seller, there is no Discharge of Contaminants on, in, under, into, onto, from or outside the equipments, buildings, immoveables or properties owned, leased, occupied by or under the custody of the Seller including the Leased Premises. All Contaminants and other materials or substances disposed of, treated, handled or stored at such equipments, buildings, immoveables or properties have at all time and are being disposed of, handled, treated and stored in compliance with Environmental Laws and Health and Safety Laws.

            3.18.8 There are no PCBs, asbestos, urea formaldehyde, methane, ozone-depleting substances, lead-based paint, radon or radioactive substances in, on or under the equipment, buildings, immoveables or properties owned, leased or occupied by or under the custody of the Seller, including the Leased Premises.

            3.18.9 There is no action, order, decision, directive, declaration, decree, judgment, suit or proceeding, pending or threatened, against the Seller, or to the Knowledge of the Seller, its employees, agents, shareholders, directors and officers, or involving the Seller or the Purchased Business, by or before any tribunal, commission, agency or any governmental entity (including the Commission de la sante et de la securite du travail, Environment Canada, Transport Canada, Fisheries and Oceans Canada, the Ministry of the Environment (Quebec) and the Ministry of Natural Resources (Quebec)), and to the Knowledge of the Seller, there is no event or fact based on which such action, order, decision, directive, declaration, decree, judgment, suit or proceeding may be instituted.

      3.19 LITIGATION

            3.19.1 There are no Claims (including without limitation any derivative proceeding on behalf of the Seller) pending or, to the Knowledge of the Seller, threatened against the Seller or the Purchased Business, or the ability of the Seller to consummate the transactions contemplated hereunder, before or by any federal, state, provincial, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, or which might involve the possibility of any judgment or liability against the Seller or the Purchased Business.

            3.19.2 There are no (i) outstanding judgments, orders, injunctions or decrees of any governmental authority or arbitration tribunal against the Seller or any of its affiliates or the Purchased Business, or (ii) investigations by any governmental authority which are, to the Knowledge of the Seller, pending or threatened against the Purchased Business, the Seller or any of its affiliates, and which have or could have an adverse effect on the ability of the Seller to consummate the transactions contemplated hereby or to perform the obligations of the Seller under this Agreement.

      3.20 FEES

            The Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchasers could become liable or obligated.

4. SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES

      All representations and warranties of the Seller set forth in Article 3 shall survive for one year from the Closing Date, except that representations and warranties fraudulently made shall survive without limitation.

5. AVENSYS' REPRESENTATIONS AND WARRANTIES

      Avensys represents and warrants to the Seller and the Preferred Holders that:

      5.1 ORGANIZATION

            Avensys is duly incorporated, organized and validly existing and in good standing under the Laws of its jurisdiction of incorporation.

      5.2 AUTHORITY

            5.2.1 Avensys has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions contemplated hereby.

            5.2.2 This Agreement has been duly executed and delivered by Avensys, and is a valid and binding obligation of Avensys enforceable in accordance with its terms.

            5.2.3 Neither the entering into, the delivery of this Agreement nor the completion of the transactions contemplated hereby by Avensys will result in:

                        5.2.3.1 the violation of any of the provisions of the charter documents or by-laws of Avensys;

                        5.2.3.2 the violation of any agreement or other instrument to which Avensys is a party or by which it is bound;

                        5.2.3.3 the violation of any applicable law, rule, regulation, judgment, order or decree; or

                        5.2.3.4 a conflict with, breach of or creation of an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or an event which would give any party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Avensys is a party or by which Avensys, Avensys' Business or Avensys' Assets are bound or affected.

            5.2.4 No consent, approval, waiver or authorization is required to be obtained by Avensys from, and no notice or filing is required to be given by Avensys to, or made by Avensys with, any Person in connection with the execution, delivery and performance by Avensys of this Agreement, except as disclosed in Sections 5.2.4 of the Purchasers' Disclosure Schedule.

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

      5.3 FINANCIAL

            5.3.1       Avensys' Financial Statements:

                        5.3.1.1 are in accordance with the books and accounts of Avensys as at and for the six-month period ended on December 31, 2005;

                        5.3.1.2 are true, complete and correct and present fairly the assets, liabilities, financial position and results of operations, as applicable, as at and for the six-month period ended on December 31, 2005; and

                        5.3.1.3 have been prepared in accordance with GAAP applied in a manner consistent with past practices.

            5.3.2 The books and records of Avensys are true and correct and present fairly and disclose in all material respects the financial position of Avensys' Business and all material financial transactions of Avensys relating to Avensys' Business have been accurately recorded in such books and records and, to the extent possible, such books and records have been prepared in accordance with GAAP consistently applied.

      5.4 TAX MATTERS

            5.4.1 Avensys is registered under Part IX of the Excise Tax Act (Canada) with registration number 141196691RT.

      5.5 ABSENCE OF CHANGES

            5.5.1 With respect to Avensys' Business, since December 31, 2005 and except as set forth in Section 5.5 of the Purchasers' Disclosure Schedule:

                        5.5.1.1 there has been no changes in the affairs, business, operations or condition of Avensys' Business, financial or otherwise (whether arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, whether or not covered by insurance) that has a Material Adverse Effect, except changes occurring in the Ordinary Course of Business which do not have a Material Adverse Effect;

                        5.5.1.2 Avensys' Business has been carried on in the Ordinary Course of Business and Avensys has not entered into any transaction out of the Ordinary Course of Business;

                        5.5.1.3 Avensys has not concluded any transaction which could have a Material Adverse Effect; and

                        5.5.1.4 Avensys has not made any commitments with respect to any of the foregoing.

      5.6 CONDUCT OF AVENSYS' BUSINESS

            5.6.1 Avensys is duly licensed or qualified to do business and is in good standing in the jurisdictions set forth in
                        Section 5.6.1 of the Purchasers' Disclosure Schedule which jurisdictions are the only jurisdictions wherein the character or location of the properties owned or leased or the nature of the conduct of Avensys' Business by Avensys makes such qualification necessary. Set forth in Section 5.6.1 of the Purchasers' Disclosure Schedule is each location where Avensys (a) has a place of business, and (b) owns or leases property, with respect to Avensys' Business.

            5.6.2 Avensys is conducting and has conducted Avensys' Business in compliance with all applicable Laws of the Province of Quebec and of Canada and all municipalities thereof in which Avensys' Business is carried on, is not in breach of any such Laws and duly possesses all permits and quotas, in such province and all municipalities thereof in which Avensys carries on Avensys' Business to enable Avensys' Business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licences, registrations, qualifications and permits are valid and subsisting and in good standing and none of the same contains or is subject to any term, provision, condition or limitation which has or may have a Material Adverse Effect or which may adversely change or terminate such licence, registration, qualification or permit by virtue of the completion of the transactions contemplated hereby.

            5.6.3 The permits listed in Section 5.6.3 of the Purchasers' Disclosure Schedule is a true and complete list of all licences, registrations and permits necessary or required to enable Avensys' Business to be carried on as now conducted and its assets to be owned, leased and operated.

      5.7 INTELLECTUAL PROPERTY RIGHTS

            5.7.1 The Business Intellectual Property constitutes all of the Intellectual Property Rights (excluding any Intellectual Property Rights that are in the public domain) that are used in or necessary for the conduct of Avensys' Business as presently conducted. For the purpose of Section 5 only, "BUSINESS INTELLECTUAL PROPERTY" shall mean collectively all Intellectual Property Rights owned by Avensys (the "OWNED INTELLECTUAL Property") or of which Avensys is the licensee or in which Avensys has any right (other than with respect to "off-the-shelf" software which is generally commercially available to the public at retail in which Avensys is the licensee of such software) (the "INBOUND LICENSED INTELLECTUAL PROPERTY").

            5.7.2 Section 5.7.2 of the Purchasers' Disclosure Schedule sets forth a complete list of all Owned Intellectual Property for which an application for registration or issuance has been filed and/or for which a registration or a notice of issuance has been delivered, including the respective jurisdiction, registration and application number. The registrations of all registered Owned Intellectual Property are in full force and effect with all maintenance or renewal fees or payments relating thereto having been paid in a timely manner. All applications to register Owned Intellectual Property are proceeding normally and all prescribed fees have been paid.

            5.7.3 Except as set forth in Section 5.7.3 and Section 5.7.4 of the Purchasers' Disclosure Schedule, Avensys is the sole legal and beneficial owner, unencumbered by any liens, charges or encumbrances of any kind, of all Owned Intellectual Property. Avensys lawfully possesses all technical information and know-how used in the creation, development, support and maintenance of the Avensys' products and has not disclosed any such confidential information and know-how to any third party, except as necessary in the conduct of the Avensys' Business and such third parties always having been bound by written, contractual confidentiality obligations with respect to such confidential information.

            5.7.4 The only licenses or other agreements under which Avensys was granted rights in the Inbound Licensed Intellectual Property Rights are listed and described in
                        Section 5.7.4 of the Purchasers' Disclosure Schedule. All such licenses are in full force and effect and there is no material default in connection therewith.

            5.7.5 The only licenses or other agreements under which Avensys has granted to any Person rights in the Business Intellectual Property (for the purpose of Section 5 only, the "OUTBOUND LICENSED INTELLECTUAL PROPERTY") are listed and described in Section 5.7.5 of the Purchasers' Disclosure Schedule. Avensys has not granted any exclusive licenses to third parties to use the Outbound Licensed Intellectual Property.

            5.7.6 No termination of any Avensys license agreement in respect of the Outbound Licensed Intellectual Property (other than any expiration of the stated term thereof) or loss or modification of rights of Avensys thereunder is pending or, to Avensys' Knowledge, threatened. There is no outstanding or, to Avensys' Knowledge, threatened dispute or disagreement with respect to any license agreement in respect of the Outbound Licensed Intellectual Property that reasonably could be expected to materially affect any of the respective rights and obligations of the parties thereunder. The execution, delivery and performance by Avensys of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to, any right of any third party to terminate, reprice or otherwise modify any rights or obligations of Avensys under any license agreement in respect of the Outbound Licensed Intellectual Property.

            5.7.7 Except for the Persons listed in Section 5.7.7 of the Purchasers' Disclosure Schedule, all employees and contractors who are involved in the development of the Owned Intellectual Property, (i) have assigned to and in favour of Avensys all Intellectual Property Rights developed in connection with the Owned Intellectual Property; and (ii) have waived their moral rights in such Intellectual Property Rights. No former or present employee or contractor of Avensys claims or has claimed to own any Intellectual Property Rights in the Avensys' products.

            5.7.8 To Avensys' Knowledge, Avensys is not making unauthorized use of any confidential information or trade secrets of any Person and, to Avensys' Knowledge, no employee or contractor of Avensys is violating or has violated any third party Intellectual Property Rights or any confidentiality obligations toward third parties undertaken by them or any of Avensys, other than as set forth in Section 5.7.8 of the Purchasers' Disclosure Schedule.

            5.7.9 No source code of any software owned by Avensys that has been incorporated or embedded in any Avensys' products that comprise Avensys' Business has been licensed or otherwise disclosed to another Person other than an escrow agent pursuant to the terms of a source code escrow agreement in customary form, other than as set forth in Section 5.7.9 of the Purchasers' Disclosure Schedule. No software that has been incorporated or embedded in any Avensys' products that comprise Avensys' Business contains any code that is owned by any third party, including any code that is licensed pursuant to the provisions of any "open source" license agreement, or any other license agreement that requires source code be distributed or made available in connection with the distribution of the licensed software in object code form or that limits the amount of fees that may be charged in connection with sublicensing or distributing such licensed software, other than as set forth in
                        Section 5.7.9 of the Purchasers' Disclosure Schedule.

            5.7.10 Except as disclosed in Section 5.7.10 of the Purchasers' Disclosure Schedule: (i) Avensys has not received any notice alleging that the conduct of Avensys' Business infringes any third party Intellectual Property Rights;
                        (ii) Avensys has not at any time been sued or been the subject of a Claim, or been a defendant in any Claim (other than one which has been finally settled prior to the date hereof with no ongoing obligations) that involves the infringement or alleged infringement of any third party Intellectual Property Rights, and no such Claims are pending or, to the Knowledge of Avensys, threatened; (iii) Avensys has not made any Claim of infringement of any of the Owned Intellectual Property against any other Person; and (iv) to the Knowledge of Avensys, there is no infringement by any other Person of any Business Intellectual Property. None of the Owned Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Avensys or restricting the licensing thereof by Avensys to any Person. With the exception of those agreements entered into with its customers, distributors and system integrators, Avensys has not entered into any agreement to indemnify any other Person against any charge of infringement of any Owned Intellectual Property.

      5.8 ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS

            5.8.1 Avensys, its operations, activities, equipment, buildings, immoveables and the properties it owns, leases, occupies or has the custody of, have at all time been and are in compliance with all applicable Environmental Laws and Health and Safety Laws.

            5.8.2 Avensys has obtained and holds all permits, certificates, licenses, certificates of authorization, approvals, consent, registrations and other authorizations required under applicable Environmental Laws for its operations and activities (the "ENVIRONMENTAL PERMITS"); each Environmental Permit is valid and in force and the operations and activities of Avensys and Avensys' Business are in compliance with the conditions set out in the Environmental Permits; to the Knowledge of Avensys, there is no grounds for revocation, change, expiry or annulment of any Environmental Permits.

            5.8.3 Avensys, and to the Knowledge of Avensys, in connection with its work, its employees, agents, shareholders, directors and officers has never been declared guilty of committing an offence for a violation of Environmental Laws or Health and Safety Laws and has never been imposed a fine or has never otherwise settled such a prosecution.

            5.8.4 There are no Contaminants in, on or under the equipment, buildings, immoveables or properties owned, leased, occupied by or under the custody of Avensys, the presence of which constitutes a violation of applicable Environmental Laws or Health and Safety Laws.

            5.8.5 Avensys has not received any written or verbal notice or request for information in the context of any environmental or health and safety, federal, provincial, regional or municipal investigation or inspection.

            5.8.6 Avensys has not used and is not using Contaminants and has not allowed and is not allowing Contaminants to be used at any equipment, building, immoveable or property owned, leased or occupied by or under the custody of Avensys, except in compliance with Environmental Laws and Health and Safety Laws.

            5.8.7 Avensys has not and does not Discharge or allow the Discharge of Contaminants and to the Knowledge of Avensys, there is no Discharge of Contaminants on, in, under, into, onto, from or outside the equipments, buildings, immoveables or properties owned, leased, occupied by or under the custody of Avensys. All Contaminants and other materials or substances disposed of, treated, handled or stored at such equipments, buildings, immoveables or properties have at all time and are being disposed of, handled, treated and stored in compliance with Environmental Laws and Health and Safety Laws.

            5.8.8 There are no PCBs, asbestos, urea formaldehyde, methane, ozone-depleting substances, lead-based paint, radon or radioactive substances in, on or under the equipment, buildings, immoveables or properties owned, leased or occupied by or under the custody of Avensys.

            5.8.9 There is no action, order, decision, directive, declaration, decree, judgment, suit or proceeding, pending or threatened, against Avensys, or to the Knowledge of Avensys, its employees, agents, shareholders, directors and officers, or involving Avensys or Avensys' Business, by or before any tribunal, commission, agency or any governmental entity (including the Commission de la sante et de la securite du travail, Environment Canada, Transport Canada, Fisheries and Oceans Canada, the Ministry of the Environment (Quebec) and the Ministry of Natural Resources (Quebec)), and to the Knowledge of Avensys, there is no event or fact based on which such action, order, decision, directive, declaration, decree, judgment, suit or proceeding may be instituted.

      5.9 LITIGATION

            5.9.1 There are no Claims (including without limitation any derivative proceeding on behalf of Avensys) pending or, to the Knowledge of Avensys, threatened against Avensys, or the ability of Avensys to consummate the transactions contemplated hereunder, before or by any federal, state, provincial, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, or which might involve the possibility of any judgment or liability against Avensys.

            5.9.2 There are no (i) outstanding judgments, orders, injunctions or decrees of any governmental authority or arbitration tribunal against Avensys or any of its affiliates or Avensys' Business, or (ii) investigations by any governmental authority which are, to the Knowledge of Avensys, pending or threatened against Avensys' Business, Avensys or any of its affiliates and which have or could have an adverse effect on the ability of Avensys to consummate the transactions contemplated hereby or to perform the obligations of Avensys under this Agreement.

      5.10 FEES

            Avensys does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

6. AVENSYS LAB' REPRESENTATIONS AND WARRANTIES

      Avensys Lab represents and warrants to the Seller and the Preferred Holders that:

      6.1 ORGANIZATION

            Avensys Lab is duly incorporated, organized and validly existing and in good standing under the Laws of its jurisdiction of incorporation.

      6.2 AUTHORITY

            6.2.1 Avensys Lab has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions contemplated hereby.

            6.2.2 This Agreement has been duly executed and delivered by Avensys Lab, and is a valid and binding obligation of Avensys Lab enforceable in accordance with its terms.

            6.2.3 Neither the entering into, the delivery of this Agreement nor the completion of the transactions contemplated hereby by Avensys Lab will result in:

                        6.2.3.1 the violation of any of the provisions of the charter documents or by-laws of Avensys Lab;

                        6.2.3.2 the violation of any agreement or other instrument to which Avensys Lab is a party or by which it is bound;

                        6.2.3.3 the violation of any applicable law, rule, regulation, judgment, order or decree; or

                        6.2.3.4 a conflict with, breach of or creation of an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or an event which would give any party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Avensys Lab is a party or by which Avensys Lab, Avensys Lab's Business or Avensys Lab's Assets are bound or affected.

            6.2.4 All necessary corporate action has been taken to validly create and issue the Avensys Lab Shares and to register such Avensys Lab Shares in the name of the Seller.

            6.2.5 Upon the consummation of the transaction contemplated by this Agreement, the Avensys Lab Shares will be validly issued and outstanding as fully paid and non-assessable shares of Avensys Lab registered in the name of the Seller.

            6.2.6 No consent, approval, waiver or authorization is required to be obtained by Avensys Lab from, and no notice or filing is required to be given by Avensys Lab to, or made by Avensys Lab with, any Person in connection with the execution, delivery and performance by Avensys Lab of this Agreement, except as disclosed in Sections 6.2.6 of the Purchasers' Disclosure Schedule.

      6.3 FINANCIAL

            6.3.1       Avensys Lab's Financial Statements:

                        6.3.1.1 are in accordance with the books and accounts of Avensys as at and for the seven-month period ended on December 31, 2005;

                        6.3.1.2 are true, complete and correct and present fairly the assets, liabilities, financial position and results of operations, as applicable, as at and for the seven -month period ended on December 31, 2005; and

                        6.3.1.3 have been prepared in accordance with GAAP applied in a manner consistent with past practices.

            6.3.2 The books and records of Avensys Lab are true and correct and present fairly and disclose in all material respects the financial position of Avensys Lab's Business and all material financial transactions of Avensys relating to Avensys Lab's Business have been accurately recorded in such books and records and, to the extent possible, such books and records have been prepared in accordance with GAAP consistently applied.

      6.4 TAX MATTERS

            6.4.1 Avensys Lab is registered under Part IX of the Excise Tax Act (Canada) with registration number 837037076RT.

      6.5 ABSENCE OF CHANGES

            6.5.1 With respect to Avensys Lab's Business, since December 31, 2005 and except as set forth in Section 6.5 of the Purchasers' Disclosure Schedule:

                        6.5.1.1 there has been no changes in the affairs, business, operations or condition of Avensys Lab's Business, financial or otherwise (whether arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, whether or not covered by insurance) that has a Material Adverse Effect, except changes occurring in the Ordinary Course of Business which do not have a Material Adverse Effect;

                        6.5.1.2 Avensys Lab's Business has been carried on in the Ordinary Course of Business and Avensys Lab has not entered into any transaction out of the Ordinary Course of Business;

                        6.5.1.3 Avensys Lab has not concluded any transaction which could have a Material Adverse Effect; and

                        6.5.1.4 Avensys Lab has not made any commitments with respect to any of the foregoing.

      6.6 CONDUCT OF AVENSYS LAB'S BUSINESS

            6.6.1 Avensys Lab is duly licensed or qualified to do business and is in good standing in the jurisdictions set forth in Section 6.6.1 of the Purchasers' Disclosure Schedule which jurisdictions are the only jurisdictions wherein the character or location of the properties owned or leased or the nature of the conduct of Avensys Lab's Business by Avensys Lab makes such qualification necessary. Set forth in Section 6.6.1 of the Purchasers' Disclosure Schedule is each location where Avensys Lab
                        (a) has a place of business, and (b) owns or leases property, with respect to Avensys Lab's Business.

            6.6.2 Avensys Lab is conducting and has conducted Avensys Lab's Business in compliance with all applicable Laws of the Province of Quebec and of Canada and all municipalities thereof in which Avensys Lab's Business is carried on, is not in breach of any such Laws and duly possesses all permits and quotas, in such province and all municipalities thereof in which Avensys Lab carries on Avensys Lab's Business to enable Avensys Lab's Business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licences, registrations, qualifications and permits are valid and subsisting and in good standing and none of the same contains or is subject to any term, provision, condition or limitation which has or may have a Material Adverse Effect or which may adversely change or terminate such licence, registration, qualification or permit by virtue of the completion of the transactions contemplated hereby.

            6.6.3 The permits listed in Section 6.6.3 of the Purchasers' Disclosure Schedule is a true and complete list of all licences, registrations and permits necessary or required to enable Avensys Lab's Business to be carried on as now conducted and its assets to be owned, leased and operated.

      6.7 INTELLECTUAL PROPERTY RIGHTS

            6.7.1 The Business Intellectual Property constitutes all of the Intellectual Property Rights (excluding any Intellectual Property Rights that are in the public domain) that are used in or necessary for the conduct of Avensys Lab's Business as presently conducted. For the purpose of Section 6 only, "BUSINESS INTELLECTUAL PROPERTY" shall mean collectively all Intellectual Property Rights owned by Avensys Lab (the "OWNED INTELLECTUAL PROPERTY") or of which Avensys Lab is the licensee or in which Avensys Lab has any right (other than with respect to "off-the-shelf" software which is generally commercially available to the public at retail in which Avensys Lab is the licensee of such software) (the "INBOUND LICENSED INTELLECTUAL PROPERTY").

            6.7.2 Section 6.7.2 of the Purchasers' Disclosure Schedule sets forth a complete list of all Owned Intellectual Property for which an application for registration or issuance has been filed and/or for which a registration or a notice of issuance has been delivered, including the respective jurisdiction, registration and application number. The registrations of all registered Owned Intellectual Property are in full force and effect with all maintenance or renewal fees or payments relating thereto having been paid in a timely manner. All applications to register Owned Intellectual Property are proceeding normally and all prescribed fees have been paid.

            6.7.3 Except as set forth in Section 6.7.3 and Section 6.7.4 of the Purchasers' Disclosure Schedule, Avensys Lab is the sole legal and beneficial owner, unencumbered by any liens, charges or encumbrances of any kind, of all Owned Intellectual Property. Avensys Lab lawfully possesses all technical information and know-how used in the creation, development, support and maintenance of the Avensys Lab's products and has not disclosed any such confidential information and know-how to any third party, except as necessary in the conduct of the Avensys Lab's Business and such third parties always having been bound by written, contractual confidentiality obligations with respect to such confidential information.

            6.7.4 The only licenses or other agreements under which Avensys Lab was granted rights in the Inbound Licensed Intellectual Property Rights are listed and described in
                        Section 6.7.4 of the Purchasers' Disclosure Schedule. All such licenses are in full force and effect and there is no material default in connection therewith.

            6.7.5 The only licenses or other agreements under which Avensys Lab has granted to any Person rights in the Business Intellectual Property (for the purpose of
                        Section 6 only, the "OUTBOUND LICENSED INTELLECTUAL PROPERTY") are listed and described in Section 6.7.5 of the Purchasers' Disclosure Schedule. Avensys Lab has not granted any exclusive licenses to third parties to use the Outbound Licensed Intellectual Property.

            6.7.6 No termination of any Avensys Lab license agreement in respect of the Outbound Licensed Intellectual Property (other than any expiration of the stated term thereof) or loss or modification of rights of Avensys Lab thereunder is pending or, to Avensys Lab's Knowledge, threatened. There is no outstanding or, to Avensys Lab's Knowledge, threatened dispute or disagreement with respect to any license agreement in respect of the Outbound Licensed Intellectual Property that reasonably could be expected to materially affect any of the respective rights and obligations of the parties thereunder. The execution, delivery and performance by Avensys Lab of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to, any right of any third party to terminate, reprice or otherwise modify any rights or obligations of Avensys Lab under any license agreement in respect of the Outbound Licensed Intellectual Property.

            6.7.7 Except for the Persons listed in Section 6.7.7 of the Purchasers' Disclosure Schedule, all employees and contractors who are involved in the development of the Owned Intellectual Property, (i) have assigned to and in favour of Avensys Lab all Intellectual Property Rights developed in connection with the Owned Intellectual Property; and (ii) have waived their moral rights in such Intellectual Property Rights. No former or present employee or contractor of Avensys Lab claims or has claimed to own any Intellectual Property Rights in the Avensys Lab's products.

            6.7.8 To Avensys Lab's Knowledge, Avensys Lab is not making unauthorized use of any confidential information or trade secrets of any Person and, to Avensys Lab's Knowledge, no employee or contractor of Avensys Lab is violating or has violated any third party Intellectual Property Rights or any confidentiality obligations toward third parties undertaken by them or any of Avensys Lab, other than as set forth in Section 6.7.8 of the Purchasers' Disclosure Schedule.

            6.7.9 No source code of any software owned by Avensys Lab that has been incorporated or embedded in any Avensys Lab's products that comprise Avensys Lab's Business has been licensed or otherwise disclosed to another Person other than an escrow agent pursuant to the terms of a source code escrow agreement in customary form, other than as set forth in Section 6.7.9 of the Purchasers' Disclosure Schedule. No software that has been incorporated or embedded in any Avensys Lab's products that comprise Avensys Lab's Business contains any code that is owned by any third party, including any code that is licensed pursuant to the provisions of any "open source" license agreement, or any other license agreement that requires source code be distributed or made available in connection with the distribution of the licensed software in object code form or that limits the amount of fees that may be charged in connection with sublicensing or distributing such licensed software, other than as set forth in Section 6.7.9 of the Purchasers' Disclosure Schedule.

            6.7.10 Except as disclosed in Section 6.7.10 of the Purchasers' Disclosure Schedule: (i) Avensys Lab has not received any notice alleging that the conduct of Avensys Lab's Business infringes any third party Intellectual Property Rights; (ii) Avensys Lab has not at any time been sued or been the subject of a Claim, or been a defendant in any Claim (other than one which has been finally settled prior to the date hereof with no ongoing obligations) that involves the infringement or alleged infringement of any third party Intellectual Property Rights, and no such Claims are pending or, to the Knowledge of Avensys Lab, threatened; (iii) Avensys Lab has not made any Claim of infringement of any of the Owned Intellectual Property against any other Person; and (iv) to the Knowledge of Avensys Lab, there is no infringement by any other Person of any Business Intellectual Property. None of the Owned Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Avensys Lab or restricting the licensing thereof by Avensys Lab to any Person. With the exception of those agreements entered into with its customers, distributors and system integrators, Avensys Lab has not entered into any agreement to indemnify any other Person against any charge of infringement of any Owned Intellectual Property.

      6.8 ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS

            6.8.1 Avensys Lab, its operations, activities, equipment, buildings, immoveables and the properties it owns, leases, occupies or has the custody of, have at all time been and are in compliance with all applicable Environmental Laws and Health and Safety Laws.

            6.8.2 Avensys Lab has obtained and holds all permits, certificates, licenses, certificates of authorization, approvals, consent, registrations and other authorizations required under applicable Environmental Laws for its operations and activities (the "ENVIRONMENTAL PERMITS"); each Environmental Permit is valid and in force and the operations and activities of Avensys Lab and Avensys Lab's Business are in compliance with the conditions set out in the Environmental Permits; to the Knowledge of Avensys Lab, there is no grounds for revocation, change, expiry or annulment of any Environmental Permits.

            6.8.3 Avensys Lab, and to the Knowledge of Avensys Lab, in connection with its work, its employees, agents, shareholders, directors and officers has never been declared guilty of committing an offence for a violation of Environmental Laws or Health and Safety Laws and has never been imposed a fine or has never otherwise settled such a prosecution.

            6.8.4 There are no Contaminants in, on or under the equipment, buildings, immoveables or properties owned, leased, occupied by or under the custody of Avensys Lab, the presence of which constitutes a violation of applicable Environmental Laws or Health and Safety Laws.

            6.8.5 Avensys Lab has not received any written or verbal notice or request for information in the context of any environmental or health and safety, federal, provincial, regional or municipal investigation or inspection.

            6.8.6 Avensys Lab has not used and is not using Contaminants and has not allowed and is not allowing Contaminants to be used at any equipment, building, immoveable or property owned, leased or occupied by or under the custody of Avensys Lab, except in compliance with Environmental Laws and Health and Safety Laws.

            6.8.7 Avensys Lab has not and does not Discharge or allow the Discharge of Contaminants and to the Knowledge of Avensys Lab, there is no Discharge of Contaminants on, in, under, into, onto, from or outside the equipments, buildings, immoveables or properties owned, leased, occupied by or under the custody of Avensys Lab. All Contaminants and other materials or substances disposed of, treated, handled or stored at such equipments, buildings, immoveables or properties have at all time and are being disposed of, handled, treated and stored in compliance with Environmental Laws and Health and Safety Laws.

            6.8.8 There are no PCBs, asbestos, urea formaldehyde, methane, ozone-depleting substances, lead-based paint, radon or radioactive substances in, on or under the equipment, buildings, immoveables or properties owned, leased or occupied by or under the custody of Avensys Lab.

            6.8.9 There is no action, order, decision, directive, declaration, decree, judgment, suit or proceeding, pending or threatened, against Avensys Lab, or to the Knowledge of Avensys Lab, its employees, agents, shareholders, directors and officers, or involving Avensys Lab or Avensys Lab's Business, by or before any tribunal, commission, agency or any governmental entity (including the Commission de la sante et de la securite du travail, Environment Canada, Transport Canada, Fisheries and Oceans Canada, the Ministry of the Environment (Quebec) and the Ministry of Natural Resources (Quebec)), and to the Knowledge of Avensys Lab, there is no event or fact based on which such action, order, decision, directive, declaration, decree, judgment, suit or proceeding may be instituted.

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

      6.9 LITIGATION

            6.9.1 There are no Claims (including without limitation any derivative proceeding on behalf of Avensys Lab) pending or, to the Knowledge of Avensys Lab, threatened against Avensys Lab, or the ability of Avensys Lab to consummate the transactions contemplated hereunder, before or by any federal, state, provincial, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, or which might involve the possibility of any judgment or liability against Avensys Lab.

            6.9.2 There are no (i) outstanding judgments, orders, injunctions or decrees of any governmental authority or arbitration tribunal against Avensys Lab, or (ii) investigations by any governmental authority which are, to the Knowledge of Avensys Lab, pending or threatened against Avensys Lab, and which have or could have an adverse effect on the ability of Avensys Lab to consummate the transactions contemplated hereby or to perform the obligations of Avensys Lab under this Agreement.

      6.10 FEES

            Avensys Lab does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

7. MANARIS' REPRESENTATIONS AND WARRANTIES

   Manaris represents and warrants to the Seller and the Preferred Holders that:

      7.1 ORGANIZATION

            Manaris is duly incorporated, organized and validly existing and in good standing under the Laws of its jurisdiction of incorporation.

      7.2 AUTHORITY

            7.2.1 Manaris has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions contemplated hereby.

            7.2.2 This Agreement has been duly executed and delivered by Manaris, and is a valid and binding obligation of Manaris enforceable in accordance with its terms.

            7.2.3 Neither the entering into, the delivery of this Agreement nor the completion of the transactions contemplated hereby by Manaris will result in:

                        7.2.3.1 the violation of any of the provisions of the charter documents or by-laws of Manaris;

                        7.2.3.2 the violation of any agreement or other instrument to which Manaris is a party or by which it is bound;

                        7.2.3.3 the violation of any applicable law, rule, regulation, judgment, order or decree; or

                        7.2.3.4 a conflict with, breach of or creation of an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or an event which would give any party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which Manaris is a party or by which Manaris is bound or affected.

            7.2.4 All necessary corporate actions has been taken to validly create and issue the Manaris Shares and to register such Manaris Shares in the name of the Seller.

            7.2.5 Upon the consummation of the transaction contemplated by this Agreement, the Manaris Shares will be validly issued and outstanding as fully paid and non-assessable shares of Manaris registered in the name of the Seller and subject only to Manaris' compliance with Section 2.8.1, the Manaris Shares will be freely tradable on the OTCBB.

            7.2.6 No consent, approval, waiver or authorization is required to be obtained by Manaris from, and no notice or filing is required to be given by Manaris to, or made by Manaris with, any Person in connection with the execution, delivery and performance by Manaris of this Agreement, except as set forth in Section 2.8.1 and as disclosed in Section 7.2.6 of the Purchasers' Disclosure Schedule.

      7.3 SEC FILINGS

            Manaris has filed all reports required to be filed by Manaris and has publicly announced all material facts relating to Manaris as required under the Securities Act and the Exchange Act for the two
            (2) years preceding the date hereof. All such reports and public announcements comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder as of the dates such reports were filed.

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

8. SURVIVAL OF AVENSYS, AVENSYS LAB AND MANARIS' REPRESENTATIONS AND WARRANTIES

All representations and warranties of Avensys, Avensys Lab and Manaris set forth in Articles 5, 6 and 7 shall survive for a period of one year from the Closing Date, except that representations and warranties fraudulently made shall survive without limitation.

9. PREFERRED HOLDERS' REPRESENTATIONS AND WARRANTIES

Each of the Preferred Holders represents and warrants to the Purchaser that:

      9.1 ACCREDITED INVESTOR

            It is an "accredited investor" within the meaning of National Instrument 45-106 - Prospectus and Registration Exemptions published by the Canadian Securities Administrators such that one or more of the categories set forth in the form attached as Section 9.1 of the Seller's Disclosure Schedule correctly and in all respects describes it as so indicated by checking the box opposite each category on such form which so describes it, and it acknowledges that by executing this Agreement, it is certifying that the statements made by checking the appropriate accredited investor categories on such form are true and correct.

      9.2 GUARANTEE

            It has the capacity and power to carry out the undertakings set forth in Section 12.5.2 and all necessary actions or consents to authorize the performance of same have been taken or obtained.

      9.3 SURVIVAL

            The representations and warranties of the Preferred Holders set forth in Section 9.1 shall survive for a period of one year from the Closing Date, except that representations and warranties fraudulently made shall survive without limitation.

10. COVENANTS

      10.1 EMPLOYEES

            10.1.1 The Purchasers undertake to continue the employment on and after the Closing Date of all of the employees who are employed by the Seller in the Purchased Business and all subcontractors whose names are listed in Section
                        10.1.1 of the Seller's Disclosure Schedule, except for Michael Krebs and Dr. Francois Gonthier whose employment and any employment agreements shall be terminated by the Closing Date (the "TRANSFERRED EMPLOYEES"), the whole in accordance with the Civil Code of Quebec.

            10.1.2 Notwithstanding the provisions of Section 10.1.1 of the Seller's Disclosure Schedule, the Seller will continue to be responsible for and will discharge, indemnify and save the Purchasers harmless from and against all obligations and liabilities resulting from (i) all rights and entitlements, including wages, vacation pay, employee benefits payment, severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal, reinstatement rights for Michael Krebs and Dr Francois Gonthier and (ii) wages, employee benefits payment and vacation pay accrued up to the close of business on the day immediately preceding the Closing Date in respect of the Transferred Employees. The Purchasers assume and will discharge all such obligations and liabilities accruing after the close of business on the day immediately preceding the Closing Date in respect of the Transferred Employees.

      10.2 COVENANTS OF THE SELLERS

            10.2.1 The Seller shall ensure that the representations and warranties of the Seller set forth in Article 3 are true and correct at the Closing Date and that the conditions of closing for the benefit of the Purchasers set forth in Section 11.1 have been performed or complied with by the Closing Date.

            10.2.2 The Seller shall permit the Purchasers, through their agents and representatives, to make such reasonable investigation prior to the Closing Date of the Assets and of the Seller's financial and legal condition as the Purchasers consider necessary or advisable to familiarize themselves with the Assets and other matters and the Seller shall supply any and all documents and records of the Seller to the Purchasers and their agents and representatives as they may reasonably require. Such investigations and inspections shall not, however, affect or mitigate the Seller's covenants, representations and warranties hereunder which shall continue in full force and effect.

            10.2.3 The Seller also hereby undertakes to grant reasonable access to the Purchasers to all of the Assets located at 45, 55 and 65 Montpellier Street in Saint-Laurent. The Purchasers shall be responsible to remove the Assets from said location by May 31, 2006 and shall be liable to the Seller for any Claim incurred by the Seller directly as a result of the use of such premises or removal of the Assets.

      10.3 COVENANTS OF AVENSYS, AVENSYS LAB AND MANARIS

            10.3.1 Each of Avensys, Avensys Lab and Manaris shall ensure that the representations and warranties set out in Articles 5, 6 and 7 are true and correct at the Closing Date and that the conditions of closing for the benefit of the Seller set out in Section 11.2 have been performed or complied with by the Closing Date.

            10.3.2 Each of Avensys, Avensys Lab and Manaris shall permit the Seller, through its agents and representatives, to make such reasonable investigation prior to the Closing Date of Avensys, Avensys Lab and Manaris as the Seller considers necessary or advisable to familiarize itself with Avensys, Avensys Lab and Manaris and Avensys, Avensys Lab and Manaris shall supply any and all documents and records of Avensys, Avensys Lab and Manaris to the Seller and its agents and representatives as they may reasonably require. Such investigations and inspections shall not, however, affect or mitigate Avensys, Avensys Lab and Manaris' covenants, representations and warranties hereunder which shall continue in full force and effect.

            10.3.3 The Preferred Holders will be entitled to nominate for a period of three (3) years from the Closing Date one (1) representative on the board of directors of Manaris, which nominee shall be subject to Manaris' approval which shall not be unreasonably withheld. Manaris shall use its commercially reasonable best efforts to ensure that such nominee is duly elected to its board.

            10.3.4 Manaris shall (i) make and keep current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the registration statement filed by Manaris pursuant to Section 2.8.1; and (ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Manaris under the Securities Act and the Exchange Act.

            10.3.5 Avensys Lab shall make reasonably available to Seller following the Closing Date, such Transferred Employees and Dr. Francois Gonthier, if employed by the Seller, in order to assist the Seller in the completion of all reports and other documents necessary to obtain investment and research and development tax credits up to the Closing Date. For and in consideration of such services, Avensys Lab and Seller shall agree on a fee arrangement prior to the Closing Date.

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

      10.4 ACCESS TO BOOKS AND RECORDS AND FINANCIAL STATEMENTS

            Upon written request to the Purchasers, the Purchasers shall provide, both before and after the Closing Date, Manaris and its representatives with reasonable access to the books and records and financial statements of the Seller (before the Transaction) and all related files and information in the Seller's possession or in the work files of the auditors of the Purchasers as required to allow Manaris to prepare financial statements and to permit Manaris' auditors to render an opinion on such financial statements and to permit Manaris to comply with any filing or other requirement applicable under securities legislation.

11. CONDITIONS OF CLOSING

      11.1 Conditions for the benefit of the Purchasers

            11.1.1 The sale by the Seller and the purchase by the Purchasers of the Assets is subject to the following conditions which are for the exclusive benefit of the Purchasers to be performed or complied with at or prior to the Closing Date:

                        11.1.1.1 the representations and warranties of the Seller set forth in Article 3 shall be true and correct at the Closing Date with the same force and effect as if made at and as of such date;

                        11.1.1.2 the Seller shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Seller at or prior to the Closing Date;

                        11.1.1.3 the Purchasers shall be furnished with such certificates of the Seller or of officers of the Seller as the Purchasers or the Purchasers' counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Seller, at or prior to the Closing Date have been performed and complied with and that the representations and warranties of the Seller herein given are true and correct at the Closing Date;

                        11.1.1.4 there will have been obtained from all appropriate federal, provincial, municipal or other governmental or administrative bodies such other approvals or consents as are required to permit the change of ownership of the Assets contemplated hereby and to permit the Purchased Business to be carried on by the Purchasers as now conducted;

                        11.1.1.5 all necessary steps and proceedings will have been taken to permit the Assets to be duly and regularly transferred to and registered in the name of the Purchasers including obtaining the consents listed in Sections 3.8.3, 3.8.5 and 3.9.2 of the Seller's Disclosure Schedule to the assignment of the Purchased Agreements, the Equipment Leases and the Leases;

                        11.1.1.6 the absence of any material adverse change in the Purchased Business, financial conditions, prospects, assets or operations;

                        11.1.1.7 the absence of any material pending or threatened litigation involving the Seller, the Purchased Business or the transactions contemplated hereby;

                        11.1.1.8 there shall be a license agreement entered into between Avensys and Avensys Lab satisfactory to the parties;

                        11.1.1.9 there shall be a shareholders' agreement entered into between the shareholders of Avensys Lab satisfactory to the parties;

                        11.1.1.10 there shall be a sub-lease agreement entered into between Avensys and Avensys Lab with respect to the premises located at 400, Montpellier, Saint-Laurent, Quebec H4N 2G7;

                        11.1.1.11 the Seller shall have delivered to the Purchasers a favorable opinion of the Seller's counsel satisfactory to the Purchasers;

                        11.1.1.12 the Purchasers shall be provided with evidence of strike-off of any hypothec or charge on the Manufacturing Assets or the R&D Assets at the Registre des droits personnels et reels mobiliers; and

                        11.1.1.13 there shall be a start-up budget submitted for Avensys Lab which shall be to the satisfaction of the parties.

            11.1.2 In case any term or covenant of the Seller or condition to be performed or complied with for the benefit of the Purchasers at or prior to the Closing Date has not been performed or complied with at or prior to the Closing Date, the Purchasers, without limiting any other right that the Purchasers have, may at their sole option either:

                        11.1.2.1 rescind this Agreement by notice to the Seller, and in such event the Purchasers will be released from all obligations hereunder; or

                        11.1.2.2 waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part;

                        and, if the Purchasers rescind this Agreement pursuant to Section 11.1.2, the Seller will also be released from all obligations hereunder unless the term, covenant or condition for which the Purchasers have rescinded this Agreement was one that the Seller had covenanted, pursuant to this Agreement, to ensure had been performed or complied with, in which event the Seller will be liable to the Purchasers for any Claims incurred by the Purchasers directly or indirectly as a result of such breach.

      11.2 CONDITIONS FOR THE BENEFIT OF THE SELLER

            11.2.1 The sale by the Seller and the purchase by the Purchasers of the Assets is subject to the following condition which is for the exclusive benefit of the Seller to be performed or complied with at or prior to the Closing Date:

                        11.2.1.1 the representations and warranties of each of Avensys, Avensys Lab and Manaris set forth in Articles 5, 6 and 7 shall be true and correct at the Closing Date with the same force and effect as if made at and as of such date; and

                        11.2.1.2 the Purchasers and Manaris shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchasers and Manaris at or prior to the Closing Date;

                        11.2.1.3 the Seller shall be furnished with such certificates of the Purchasers or Manaris or of officers of Purchasers or Manaris as the Seller or the Seller's counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchasers and Manaris, at or prior to the Closing Date have been performed and complied with and that the representations and warranties of the Purchasers and Manaris herein given are true and correct at the Closing Date;

                        11.2.1.4 Avensys Lab and Manaris shall have obtained the approval of their respective board of directors for the issuance of the Avensys Lab Shares and the Manaris Shares respectively;

                        11.2.1.5 the consents listed in Sections 5.2.4, 6.2.6 and 7.2.6 of the Purchasers' Disclosure Schedule shall have been obtained;

                        11.2.1.6 the absence of any material adverse change in the business, financial condition, prospects, assets or operations of Avensys, Avensys Lab or Manaris;

                        11.2.1.7 the absence of any material pending or threatened litigation involving the Purchasers or Manaris, Avensys' Business, Avensys Lab's Business or the transactions contemplated hereby;

                        11.2.1.8 the Seller, at its sole and absolute discretion, shall be satisfied with its due diligence investigation of the Purchasers and Manaris;

                        11.2.1.9 the Seller shall have obtained the written approval of this Agreement and the transactions contemplated thereby by special resolution of the shareholders of the Seller;

                        11.2.1.10 there shall be a license agreement entered into between Avensys and Avensys Lab satisfactory to the parties;

                        11.2.1.11 there shall be a shareholders' agreement entered into between the shareholders of Avensys Lab satisfactory to the parties;

                        11.2.1.12 there shall be a sub-lease agreement entered into between Avensys and Avensys Lab with respect to the premises located at 400, Montpellier, Saint-Laurent, Quebec H4N 2G7;

                        11.2.1.13 the Purchasers and Manaris shall have delivered to the Seller a favorable opinion of the counsel of the Purchasers and Manaris satisfactory to the Seller; and

                        11.2.1.14 there shall be a start-up budget submitted for Avensys Lab which shall be to the satisfaction of the parties.

            11.2.2 In case any term or covenant of the Purchasers or Manaris or condition to be performed or complied with for the benefit of the Seller at or prior to the Closing Date has not been performed or complied with at or prior to the Closing Date, the Seller, without limiting any other right that the Seller has, may at its sole option either:

                        11.2.2.1 rescind this Agreement by notice to the Purchasers and Manaris, and in such event the Seller will be released from all obligations hereunder; or

                        11.2.2.2 waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part;

                        and, if the Seller rescinds this Agreement pursuant to
                        Section 11.2.2, the Purchasers will also be released from all obligations hereunder unless the term, covenant or condition for which the Seller has rescinded this Agreement was one that the Purchasers or Manaris had covenanted, pursuant to this Agreement, to ensure had been performed or complied with, in which event the Purchasers and Manaris will be liable to the Seller for any Claims incurred by the Seller directly or indirectly as a result of such breach.

12. INDEMNIFICATION

      12.1 INDEMNIFICATION BY THE SELLER

            12.1.1 Regardless of any investigation made at any time by or on behalf of each of the Purchasers or any information each of the Purchasers or any of its directors, officers, employees representatives, agents, attorneys, accountants, consultants or affiliates (the "PERSONNEL") may have, and provided that the Purchasers provide the Seller with a written notice of its Claim for indemnification on or prior to the expiration of the applicable survival period set forth in this Agreement, the Seller shall indemnify, defend and hold the Purchasers harmless from and against any Adverse Consequences arising out of, resulting from, or relating to any of the following (and whether or not pursuant to a Claim by a third party or a loss, cost, liability or obligation suffered by either of the Purchasers directly):

                        12.1.1.1 any violation, contravention or breach of any term, provision, covenant, agreement or obligation of the Seller under this Agreement; or

                        12.1.1.2 any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Seller under this Agreement, the Seller's Disclosure Schedule or in any certificate delivered pursuant to this Agreement; or

                        12.1.1.3    any Excluded Liabilities.

            12.1.2 Save and except where there may be an actual conflict of interest, the Preferred Holders shall appoint a single legal counsel to represent them in any proceedings brought against any of them pursuant to Section 12.1.1.

      12.2 INDEMNIFICATION BY AVENSYS, AVENSYS LAB OR MANARIS

            12.2.1 Regardless of any investigation made at any time by or on behalf of the Seller or the Preferred Holders or any information the Seller or the Preferred Holders or any of their respective Personnel may have and provided that the Seller or the Preferred Holders provides Avensys, Avensys Lab or Manaris, as the case may be, with a written notice of its claim for indemnification on or prior to the expiration of any applicable survival period set forth in this Agreement, Avensys, Avensys Lab and Manaris shall solidarily indemnify and hold the Seller, the Preferred Holders and their respective Personnel harmless from and against any Adverse Consequences arising out of, resulting from, or relating to any of the following (and whether or not pursuant to a Claim by a third party or a loss, cost, liability or obligation suffered by the Seller or a Preferred Holder directly):

            12.2.2 any violation, contravention or breach of any term, provision, covenant, agreement, or obligation of Avensys, Avensys Lab or Manaris under this Agreement; or

            12.2.3 any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by Avensys, Avensys Lab or Manaris, as the case may be, under this Agreement or in any certificate delivered pursuant to this Agreement.

      12.3 MATTERS INVOLVING THIRD PARTIES

            The obligations of the Seller, Avensys, Avensys Lab and Manaris under this Article 12, in the case of any Claim by a third party, are conditional upon the party that is otherwise entitled to be indemnified (the "INDEMNITEE") giving prompt notice to the other (including, in the case of a Claim for indemnification against Seller, of concurrent notice thereof to the Preferred Holders) (the "INDEMNITOR") of such Claim and permitting the Indemnitor at its expense to participate in all negotiations relating thereto, to assume the defence of any action or proceeding relating thereto and to determine (with the Indemnitee, acting reasonably) whether any settlement should be made with respect thereto; provided that if, in the sole opinion of the Indemnitee, the interests of the Indemnitee are different from those of the Indemnitor in connection with such Claim, the Indemnitee will have the right, at the Indemnitor's expense, to defend its own interests provided that any settlement of such Claim is on terms and conditions approved by the Indemnitor, acting reasonably. If the Indemnitor does not defend any Claim, or give notice of its intention to so defend within thirty (30) days of notice of claim by the Indemnitee under this Section 12.3, the Indemnitee will have the right to do so on its own behalf and on behalf of the Indemnitor at the expense of the Indemnitor.

      12.4 DE MINIMUS LIABILITY

            Subject to the provisions of Section 12.5 herein, the obligation of a party to indemnify another pursuant to this Article 12 shall be applicable only to the extent that the party seeking indemnification has one or more Claims exceeding in the aggregate $25,000.

      12.5 SELLER'S MAXIMUM LIABILITY

            12.5.1 The parties agree that the liability of the Seller and Preferred Holders pursuant to Section 12.1, Section
                        12.5.2 and any other claim hereunder shall not exceed $3,750,000 and that, in the event of any Claim in respect thereof, the Seller and/or the Preferred Holders shall be entitled to obtain a release of any amount owed by them:

                        12.5.1.1 firstly, by surrendering to Manaris any number of Manaris Shares;

                        12.5.1.2 secondly, by reducing the price of the Put Option (as this term is defined in the Shareholder Agreement) which may be exercised by the Preferred Holders in accordance with Section 4.13 of the Shareholder Agreement; and

                        12.5.1.3 thirdly by surrendering to the Purchasers any number of Avensys Lab Shares, or, if surrender of Avensys Lab Shares would in the opinion of the Company, imperil the Company's qualification for research and development tax credits, from cash forming part of the Manufacturing Assets Purchase Price received by the Seller including any cash amount received from the sale of Manaris Shares by the Preferred Holders.

                        Notwithstanding the above, in the event that the Preferred Holders do not exercise the Put Option (as this term is defined in the Shareholder Agreement) within the Permitted Window (as this term is defined in the Shareholder Agreement), any payment of any Claim by a reduction in the Put Option price in accordance with
                        Section 12.5.1.2 shall be null and without effect and the Purchasers shall be entitled to payment of the Claim in accordance with Sections 12.5.1.1 and 12.5.1.3.

                        The amounts of the release received pursuant to the surrendering of Manaris Shares or Avensys Lab Shares shall be determined on the basis of the issuing price per Manaris Share or Avensys Lab Share, as the case may be, determined in Section 2.4 hereof.

            12.5.2 The Preferred Holders, on a non solidary basis (ie. severally and not jointly and severally), irrevocably and unconditionally, guarantee to the Purchasers and Manaris the payment of any and all indemnity due to the Purchasers or Manaris, as the case may be, in accordance with Section 12.5.1, in the proportions set forth in
                        Section 2.4.3.

      12.6 MAXIMUM LIABILITY OF AVENSYS, AVENSYS LAB AND MANARIS

            The parties agree that the liability of Avensys, Avensys Lab and Manaris for indemnification pursuant to Section 12.2 shall not exceed the following amounts:

            12.6.1 for Avensys and Avensys Lab, $2,000,0000 in the aggregate;

            12.6.2 for Manaris, $1,000,000 less any amount in cash paid by Manaris pursuant to Section 2.8.3.

      12.7 CONSEQUENTIAL DAMAGES

            Neither party shall be liable for indirect, incidental, special, consequential damages or punitive or exemplary losses, damage or expenses of any kind or for amounts for business interruption, loss of income, lost profits, lost data or lost savings or any other commercial or economic loss of any kind arising out of or relating to such party's performance or failure to perform under this Agreement, even if it has been advised of their possible existence, or even if same were reasonably foreseeable.

13. GENERAL

      13.1 FURTHER ASSURANCES

            The Seller and the Purchasers shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

      13.2 TIME OF THE ESSENCE

            Time shall be of the essence of this Agreement.

      13.3 COMMISSIONS

            The Seller and the Purchasers agree to indemnify and save harmless one another from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the transactions contemplated herein, whether such person purports to act or have acted for the Seller or the Purchasers in connection with the transactions contemplated herein.

      13.4 PROFESSIONAL FEES

            Each of the parties hereto shall pay their respective legal and accounting and other professional costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred, including in connection with any post-closing matters.

      13.5 PUBLIC ANNOUNCEMENTS

            No public announcement or press release concerning the existence of this Agreement, the contents hereof or the transactions contemplated hereby shall be made by the Seller or the Purchasers without the prior written consent and joint approval of the Seller, the Purchasers and Manaris (except as required pursuant to applicable Laws including Manaris' disclosure obligations under securities legislation).

      13.6 BENEFIT OF THE AGREEMENT

            This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of the parties hereto.

      13.7 ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, including the Letter of Intent dated February 13, 2006. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

      13.8 AMENDMENTS AND WAIVER

            No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the parties entitled to waive the same.

      13.9 ASSIGNMENT

            This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto.

      13.10 NOTICES

            Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

            TO AVENSYS, AVENSYS LAB AND MANARIS:

            AVENSYS INC.
            880, Selkirk
            Pointe-Claire, Quebec
            H9R 3S3
            Attention: Mr. Martin d'Amours, President and Chief Executive
            Officer

            Telecopier: (514) 428-1433

            AVENSYS LABORATORIES INC.
            247, boulevard Thibeau
            Trois-Rivieres, Quebec
            G8T 6X9
            Attention: Mr. Hassan Kassi, President

            Telecopier: (514) 428-1433

            MANARIS CORPORATION
            1155 Rene-Levesque, Suite 2720
            Montreal, Quebec
            H3B 2K8
            Attention: Mr. John G. Fraser, Chief Executive Officer

            Telecopier: (514) 847-4870

            with a required copy to (but which shall not constitute notice to the Purchasers or Manaris):

            McCarthy Tetrault LLP
            Suite 2500
            1000 de La Gauchetiere Street West
            Montreal, Quebec
            H3B 0A2
            Attention:  Sonia Struthers

            Telecopier: (514) 875-6246

            TO THE SELLER, C/O THE PREFERRED HOLDERS AT THE RESPECTIVE ADDRESSES SET OUT BELOW.

            with a required copy to (but which shall not constitute notice to the Seller):

            Ogilvy Renault LLP
            1981 McGill College Avenue
            Suite 1100
            Montreal, Quebec
            H3A 3C1
            Attention:  Gino Martel

            Telecopier: (514) 286-5474


            TO THE PREFERRED HOLDERS:

            INVESTISSEMENT TECHNOLOGIE (3599) INC.
            600, de la Gauchetiere West
            Suite 1500
            Montreal, Quebec, Canada
            H3B 4L8
            Attention: Corporate Secretary

            Telecopier: (514) 395-8055

            ONTARIO TEACHERS' PENSION PLAN
            5650 Yonge Street
            Toronto, Ontario, Canada
            M2M 4H5
            Attention:  Rosemary Zigrossi, Vice President, Venture Capital

            Telecopier:  (416) 730-5082

            with a copy to the General Counsel:

            Telecopier:  (416) 730-3771

            CELTIC HOUSE VENTURE PARTNERS FUND IIA LP
            303 Terry Fox Drive
            Suite 120
            Kanata, Ontario, Canada
            K2K 3J1
            Attention:  David Adderley, Partner and Chief Operating Officer

            Telecopier: (613) 271-2025

            GTI V LIMITED PARTNERSHIP
            255 Saint-Jacques Street
            2nd Floor
            Montreal, Quebec, Canada
            H2Y 1M6
            Attention:  General Partner

            Telecopier:  (514) 845-3810

            GTI V (NR) LIMITED PARTNERSHIP
            255 Saint-Jacques Street
            2nd Floor
            Montreal, Quebec, Canada
            H2Y 1M6
            Attention:  General Partner

            Telecopier:  (514) 845-3810

            BAY TECH VENTURE CAPITAL GMBH & CO. KG.
            Brienner Strasse 24
            80333, Munich, Germany
            Attention:  Limited Managing Partner

            Telecopier:  +49 89 2171 26130

            or to such other address, individual or electronic communication number as may be designated by notice given by a party to the others. Any demand, notice or other communication given by personal delivery shall be conclusively presumed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the third Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of successful transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to have known of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

      13.11 GOVERNING LAW

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

      13.12 JURISDICTION

            The courts of the Province of Quebec have non-exclusive jurisdiction with respect to any action or dispute arising under this Agreement. The Seller, the Preferred Holders, the Purchasers and Manaris each attorns to the non-exclusive jurisdiction of the courts of the Province of Quebec.

      13.13 AGENT FOR SERVICE

            The Preferred Holders irrevocably appoint Ogilvy Renault LLP to be their agent for the receipt of service of process in Quebec. The Preferred Holders agree that any service document may be effectively served on them in connection with proceedings in Quebec by service on their agent.

      13.14 COUNTERPARTS

            This Agreement may be executed in one or more counterparts, each of which shall be deemed and original but all of which together shall constitute one and the same instrument.

      13.15 DELIVERY AND ACCEPTANCE

            The parties shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by a party of such facsimile copy shall be equally effective to create a valid and binding agreement between each of the parties in accordance with the terms hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date referred to above.


                                    AVENSYS INC.


                                    By:    /s/ Martin d'Amours
                                           -------------------
                                           Martin d'Amours,
                                           President and Chief Executive Officer


                                    AVENSYS LABORATORIES INC.


                                    By:    /s/ Hassan Kassi
                                           ----------------
                                           Hassan Kassi,
                                           President


                                    ITF OPTICAL TECHNOLOGIES INC.


                                    By:    /s/ Michael Krebs
                                           -----------------
                                           Michael Krebs,
                                           President and Chief Executive Officer


                                    MANARIS CORPORATION


                                    By:    /s/ John G. Fraser
                                           ------------------
                                           John G. Fraser,
                                           Chief Executive Officer


                                    INVESTISSEMENT TECHNOLOGIE (3599) INC.


                                    By:    /s/ Jean Rocheleau
                                           ------------------
                                           Name:  Jean Rocheleau
                                           Title: Vice President

                                    By:    /s/ Michel Sainte-Marie
                                           -----------------------
                                           Name:  Michel Sainte-Marie
                                           Title: Secretaire Adjoint

                                    ONTARIO TEACHERS' PENSION PLAN


                                    By:    /s/ Rosemary Zigrossi
                                           ---------------------
                                           Name:  Rosemary Zigrossi
                                           Title: Vice President, Venture
                                                  Capital


                                    CELTIC HOUSE VENTURE PARTNERS FUND IIA LP
                                    BY CELTIC HOUSE  GENERAL  PARTNER (FUND IIA)
                                    INC.,  ITS GENERAL PARTNER


                                    By:    /s/ David Adderley
                                           ------------------
                                           David Adderley
                                           Partner and Chief Operating Officer


                                    GTI V LIMITED PARTNERSHIP
                                    BY GTI V INC., ITS GENERAL PARTNER


                                    By:    /s/ Roger Jenkins
                                           -----------------
                                           Name:  Roger Jenkins
                                           Title: Senior General Partner

                                    GTI V (NR) LIMITED PARTNERSHIP
                                    BY GTI V (NR) INC., ITS GENERAL PARTNER


                                    By:    /s/ Roger Jenkins
                                           -----------------
                                           Name:  Roger Jenkins
                                           Title: Senior General Partner


                                    BAY TECH VENTURE CAPITAL GMBH & CO. KG


                                    By:    /s/ Jude S. Ngu'Ewodo
                                           -------------------------------------
                                            Name: Jude S. Ngu'Ewodo
                                            Title: Partner